UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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East West Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 2:00 p.m. Pacific Time on May 24, 2018

TO THE STOCKHOLDERS OF EAST WEST BANCORP, INC.:

The Annual Meeting of Stockholders of East West Bancorp, Inc., a Delaware corporation (the “Company”), will be held on May 24, 2018, at 2:00 p.m. Pacific Time, at 135 N. Los Robles Ave., 6th Floor, Pasadena, California, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect eight directors to serve until the next annual meeting of stockholders and to serve until their successors are elected and qualified;

2.	To approve, on an advisory basis, our executive compensation for 2017;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on March 29, 2018 as the record date for the Annual Meeting. Only holders of our common stock as of the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the Proxy Statement.

Properly signed and returned proxy cards permit each proxy holder to vote on any other business that may properly come before the Annual Meeting and at any and all adjournments thereof, in his or her discretion. As of the date of mailing, the Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL.

We appreciate your continued support of the Company.

By order of the Board of Directors,

DOUGLAS P. KRAUSE
Corporate Secretary
Pasadena, California
April 18, 2018

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SUMMARY OF PROXY INFORMATION

Your Vote is Important

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding East West Bancorp, Inc.’s (the “Company”) 2017 financial performance, please review our Annual Report on Form 10-K for the year ended December 31, 2017.

This Proxy Statement and the enclosed Proxy are furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the annual meeting of stockholders to be held on May 24, 2018, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy and other enclosures are first being mailed to stockholders on or about April 18, 2018. Only stockholders of record on March 29, 2018 (“Record Date”) are entitled to vote in person or by proxy at the Annual Meeting. The mailing address of the Company’s principal executive office is 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

Matters to be Considered and Vote Recommendation

We are asking stockholders to vote on the following matters at the 2018 Annual Meeting of Stockholders:

Matters for Stockholder Consideration	Our Board’s Recommendation

Proposal 1. Election of Directors (page 14)

The Board believes that the eight (8) director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality advice and counsel to our management.

FOR each Director Nominee

Proposal 2. Advisory Vote to Approve Executive Compensation (page 55)

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers for 2017 as described in the Compensation Discussion and Analysis section beginning on page 28 and the tables that follow. The Board values stockholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

FOR

Proposal 3: Ratification of Auditors (page 56)

The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.

FOR

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COMPANY HIGHLIGHTS

East West Bancorp, Inc. at a Glance

East West Bancorp, Inc. is the holding company for East West Bank with total assets of $37.2 billion as of December 31, 2017. East West Bank commenced operations in 1973 as a federally chartered savings institution serving the immigrant Chinese-American community. Through the years, East West Bank has grown into a full-service commercial bank with over 130 locations in key cities in the U.S. and Greater China. As one of the only banks to focus primarily on the U.S. and Greater China markets, East West Bank continues to expand its extensive global network of contacts and resources to better meet its customers’ diverse financial needs in and between the world’s two largest markets. Company highlights include:

•	Among the 25 largest banks in the U.S. by market capitalization.
•	Largest independent bank headquartered in Southern California.
•	Over 100 U.S. branches and other offices in California, Texas, New York, Washington, Georgia, Massachusetts and Nevada.
•	10 offices in Greater China.
•	Nearly 3,000 associates serving our customers.

Fiscal 2017 Highlights

The Company achieved record earnings in 2017, which was the result of its continued focus on creating sustainable, expandable and profitable customer relationships and its unique business model of serving as the financial bridge between the East and the West. The sustained success of the Company’s customer focus and bridge model is reflected in the following key metrics:

•	Eighth Consecutive Year of Record Earnings: Our full year 2017 net income was $506 million, which grew by 17% year-over-year from $432 million in 2016. Our diluted earnings per share (“EPS”) for the full year of 2017 was $3.47, which is an increase of $0.50 or 17% from $2.97 in 2016.

•	Strong Financial Performance: Our full year 2017 return on assets (“ROA”) of 1.4% and return on equity (“ROE) of 13.7% were in the Top 10% of publicly traded banks in the United States.[1]

•	Among Best Banks in America: Ranked #5 of the 100 Best Banks in America by Forbes in 2018 and ranked in the Top 15 since 2010.[2]

•	Record Assets: Total assets grew 7% year over year, to reach a record $37.2 billion as of December 31, 2017.

•	Record Loans: Total loans grew $3.6 billion, or 14%, to a record $29.1 billion as of December 31, 2017, from $25.5 billion as of December 31, 2016, and at an annualized rate of 13% over the past ten years.

•	Record Deposits: Total deposits grew $2.3 billion, or 8%, to a record $32.2 billion as of December 31, 2017, from $29.9 billion as of December 31, 2016, and at an annualized rate of 16% over the past ten years.

1 Source: S&P Global Market Intelligence, a division of S&P Global.

2 Forbes article dated January 10, 2018.

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Community Highlights

Throughout its history, the Company has maintained an unwavering spirit of giving back to the communities in which it operates by supporting affordable housing and organizations dedicated to community wellbeing. The following are some examples of the Company’s community investments:

•	1 out of 3 East West Bank branches are located in low-to-moderate income areas.
•	$793 million in financing for affordable housing and homes in low-to-moderate income areas was provided in 2017.
•	$556 million in small business lending was provided in 2017.
•	$29.2 million in corporate giving was provided since 2010.
•	$6.3 million was raised by East West Bank and its associates for the United Way since 2010.
•	Over 28,000 volunteer hours were dedicated to CRA community development services since 2010.

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Summary Information about Director Nominees

The following table provides summary information about each director nominee and continuing director as of March 31, 2018.

Name	Age	Director Since	Primary Occupation	A	B	C	E	N	R

Molly Campbell*	57	2014	Director of the Port Department, Port Authority of New York and New Jersey	✓ FE
Iris S. Chan*	72	2010	CEO of Ameriway		✓				✓ RE
Rudolph I. Estrada* (LD)	70	2005	CEO of Estradagy Business Advisors	✓	✓ Chair	✓	✓	✓	✓ Chair
Paul H. Irving*	65	2010	Chairman of the Milken Institute Center for the Future of Aging		✓			✓
Herman Y. Li*	65	1998	Chairman of C&L Restaurant Group, Inc.		✓			✓ Chair
Jack C. Liu*	59	1998	Senior Attorney, Alliance International Law Offices			✓ Chair			✓
Dominic Ng	59	1991	Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank				✓ Chair
Lester M. Sussman*	63	2015	Senior Practice Director of Resources Global Professionals	✓ Chair FE					✓ RE

A = Audit Committee; B = BSA/AML & OFAC Compliance Steering Committee; C = Compensation Committee; E = Executive Committee;

N = Nominating/Corporate Governance Committee; R = Risk Oversight Committee

* = Independent Director; LD = Lead Director; FE = Audit Committee Financial Expert; RE = Risk Oversight Committee Risk Expert

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Director Dashboard

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Highlights of our corporate governance practices include:

•	7 of our 8 continuing Directors are independent, with the exception being our CEO.
•	We have a commitment to diversity in our Board. 75% of our continuing Directors are ethnic or racial minorities, and 25% of our continuing Directors are women.
•	Our Board has adopted and published guidelines for a Lead Director position to guide the Company’s oversight, which includes conducting regular sessions of independent directors.
•	The Audit, BSA/AML & OFAC Compliance, Compensation, Nominating/Corporate Governance, and Risk Oversight Committees are restricted to independent Directors.
•	In 2017, all Directors attended 100% of all meetings of the Board. The attendance rate at Committee meetings was 97%.
•	The annual election of Directors requires any Director nominee who does not receive a sufficient number of votes to offer to resign. The Board, after considering the recommendation of the Nominating/Corporate Governance Committee, will determine whether or not to accept the resignation.
•	We have a Code of Conduct for all Directors, officers and employees of the Company.
•	We have meaningful stock ownership guidelines for our Directors and Named Executive Officers.
•	We have a strict policy of prohibiting pledging or hedging of Company shares.
•	We conduct an annual “Say-on-Pay” vote.
•	We do not have a stockholder rights plan or a “poison pill” provision that some companies adopt to make it difficult for an acquirer to obtain control without the approval of the Company’s board.
•	Stockholders may call special meetings and the threshold to call a special meeting is 10% of our shares.

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Executive Compensation Highlights

We measure executive performance by evaluating both the achievement of specific financial goals and the long-term performance of the Company. We align the pay and performance of our executives to the success of our business and the interests of our stockholders. We do this by providing short-term cash bonuses tied to our revenue performance and by granting long-term equity awards. The Company has a commitment to strong and sustainable governance and compensation practices. The Company continuously reviews its compensation practices to ensure that they are effective. Our compensation practices include the following features:

•	A substantial majority of executive compensation is at risk and subject to performance metrics.
•	A majority of the CEO’s compensation is long-term incentive compensation that is at risk and subject to performance metrics.
•	Our stock ownership guidelines for Named Executive Officers include the requirement that the majority of stock grants must be held until retirement.
•	We do not provide “single trigger” change in control payments to our Named Executive Officers.
•	No tax gross-ups for change in control benefits.
•	The Company has the right to “claw back” any bonus payment or incentive award from the Named Executive Officers in the event of a restatement of the Company’s financial statements.
•	100% of the Directors on our Compensation Committee are independent.
•	Our compensation consultants are independent from management.
•	We have transparent, objective peer and market comparative financial performance metrics aligned with stockholder interests.
•	We have an annual review and approval of our compensation strategy.

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VOTING INFORMATION AND QUESTIONS YOU MAY HAVE

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

What matters am I voting on?

You will be voting on:

•	The election of eight (8) Directors to hold office until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified;
•	An advisory vote to approve the compensation of our named executive officers for 2017, as described in this Proxy Statement;
•	A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
•	Any other business that may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?

The Board recommends a vote:

•	FOR the election of the nominees as Directors;
•	FOR approval, on an advisory basis, of our named executive officer compensation for 2017;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Who is entitled to vote?

Holders of our common stock as of the close of business on March 29, 2018 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, we had 144,872,525 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

•	Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and this Proxy Statement was provided to you directly by us. As the stockholder of record, you have the right to delegate your voting directly to the individuals listed on the Proxy or to vote in person at the Annual Meeting.

•	Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, or a street name stockholder, and this Proxy Statement was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, because beneficial owners are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy giving you the right to vote your shares at the Annual Meeting.

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How do I vote?

If you are a stockholder of record, you may:

•	instruct the proxy holder or holders on how to vote your shares by using the internet voting site or the toll-free telephone number listed in this Proxy Statement, 24-hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 23, 2018 (have your Proxy in hand when you call or visit the website);

•	instruct the proxy holder or holders on how to vote your shares by completing and mailing your Proxy to the address indicated on your Proxy (if you received printed proxy materials), which must be received by the time of the Annual Meeting; or

•	vote by written ballot in person at the Annual Meeting.

If you are a street name stockholder, you will receive instructions from your broker, bank or other nominee. The instructions from your broker, bank or other nominee will indicate the various methods by which you may vote, including whether internet or telephone voting is available.

•	Brokerage firms and other intermediaries holding shares in street name for their customers are generally required to vote those shares in the manner directed by their customers. A “Broker Non-Vote” occurs when the entity holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders meeting or is not permitted to vote those shares on a non-routine matter

•	Absent timely direction from you, your broker, bank or other nominee will have discretion to vote your shares on “routine” matters only. The only “routine” matter to be decided at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 3)

•	Absent timely direction from you, your broker will not have discretion to vote on the other matters submitted for a vote at the Annual Meeting, which are the election of Directors and the advisory vote to approve executive compensation, as they are “non-routine” matters

Can I change or revoke my vote?

Yes. Subject to any rules that your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the Annual Meeting.

If you are a registered stockholder, you may change your vote by:

•	entering a new vote via internet, smartphone or by telephone by 11:59 p.m. Eastern Time on May 23, 2018; or
•	returning a later-dated Proxy which must be received by the time of the Annual Meeting; or
•	completing a written ballot in person at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy by providing our Corporate Secretary with a written notice of revocation prior to your shares being voted at the Annual Meeting. The written notice of revocation may be hand delivered to the Company’s Corporate Secretary, or mailed to and received by East West Bancorp at 135 N. Los Robles Ave., 7th Floor, Pasadena, California 91101, Attention: Corporate Secretary.

If you are a street name stockholder, you may change your vote by:

•	submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by your broker, bank or other nominee; or

•	completing a written ballot at the Annual Meeting; provided you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

If you are a street name stockholder, you must contact your broker, bank or other nominee that holds your shares to find out how to revoke your proxy.

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What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the Proxy have been designated as proxy holders. When Proxies are properly dated, executed and returned, the shares represented by those Proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matter not described in the Proxy Statement is properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy.

How many votes are needed for approval of each matter?

•	Proposal 1 — Election of Directors: The Company’s bylaws provide for majority voting in uncontested director elections and plurality voting in contested director elections. Because this election is uncontested, each director nominee must be elected by a vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “For” a nominee’s election exceeds the number of votes cast to “Withhold” approval for that nominee. You may vote “For” or “Withhold” with respect to each director nominee. Abstentions and Broker Non-Votes will have no effect on the outcome of this Proposal.

•	Proposal 2 — Advisory Vote to Approve Executive Compensation: The advisory vote to approve the compensation of our named executive officers for 2017 must receive the affirmative vote of at least a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes cast and thus will have the same effect as votes “Against” this proposal. Broker Non-Votes will have no effect on the outcome of this Proposal. Because this vote is advisory only, it will not be binding on us or on our Board.

•	Proposal 3 — Ratification of Auditors: The ratification of the appointment of KPMG LLP must receive the affirmative vote of at least a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered votes cast and thus will have the same effect as a vote “Against” the proposal.

Are there any other matters presented for action at the Annual Meeting?

The enclosed Proxy confers discretionary authority with respect to matters incident to the Annual Meeting and any other proposals of which management did not have notice at least 45 days prior to the date on which the Company mailed its proxy material for last year’s annual meeting of stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors.

What happens if a director nominee does not receive a majority vote?

In an uncontested election, any Director nominee who receives a greater number of “Withhold” votes than votes “For” the nominee’s election shall immediately tender to the Board his or her offer to resign from the Board. The Board, after taking into consideration the recommendation of the Nominating / Corporate Governance Committee, will determine whether or not to accept the resignation of any nominee for director who receives a greater number of “Withhold” votes than votes “For” the nominee’s election. In the event of a contested election, the director nominees who receive the largest number of votes cast “For” their election will be elected as directors.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

Abstentions and Broker Non-Votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

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How are proxies solicited for the Annual Meeting? Who pays for the solicitation?

The Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. Although there is no formal agreement to do so, we may reimburse brokers, banks and other nominees for their reasonable expense in forwarding these proxy materials to their principals. Proxies will be solicited principally through the mail, but our directors, officers and employees may solicit proxies personally, by telephone or via the internet.

Is my vote confidential?

Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 24, 2018

Pursuant to the Securities and Exchange Commission (“SEC”) rules related to the availability of proxy materials, the Company has made its Proxy Statement and Annual Report on Form 10-K available on the Company’s corporate website at www.eastwestbank.com/annual.

I share an address with another stockholder, and we received multiple copies of the proxy materials. How can we obtain a single copy of the proxy materials?

Stockholders who share an address and receive multiple copies of our proxy materials can request to receive a single copy in the future. To receive a single copy of the proxy materials, stockholders may contact us at:

East West Bancorp, Inc.

Attention: Investor Relations

135 N. Los Robles Avenue, 7th Floor

Pasadena, California 91101

(626) 768-6000

Stockholders who hold shares in street name may contact their broker, bank, or other nominee to request information about “householding” (providing one copy of this Proxy Statement for all stockholders residing at one address).

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to include them in the Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as final results become available.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1: Election of Directors

Proposal Snapshot

•     What am I voting on?

Stockholders are being asked to elect eight (8) director nominees for a one-year term. This section includes information about the Board and each Director nominee.

•     Voting recommendation:

FOR the election of each director nominee. The combination of the various qualifications, skills and experiences of the 2018 director nominees would contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

Board of Directors and Nominees

Our business is managed under the direction of our Board, which is currently composed of nine (9) members. The Board is nominating eight (8) members to serve a one-year term. Keith W. Renken, a board member since 2000, is retiring and is not standing for re-election in 2018. The Board has determined to fix the size of the Board at eight (8) members following Mr. Renken’s retirement from the Board.

We seek directors with strong reputation and experience in areas relevant to the strategy and operations of our businesses, particularly industries and growth segments that we serve, as well as key geographic markets where we operate. Each of the nominees for director holds or has held senior executive positions in financial services and/or large, complex organizations, and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development, as further described below.

We also believe that each of the nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

The proposed nominees collectively bring a wide range of experience to the Board with a focus on our core business of being a financial bridge between the U.S. and Greater China. In addition, the proposed nominees reflect our heritage and continuing role as one of the most diverse financial institutions in the country and the largest FDIC-insured minority depository institution. Our Board is representative of the rich ethnic diversity and multiculturalism that exists in the United States and in California, where we are headquartered. Of the eight persons being nominated as directors, 75% or six of the nominees are ethnic/racial minorities. The minority director nominees include four Asian-Americans, one African-American and one Hispanic-American. Furthermore, we are committed to gender diversity on the board and in management roles, and two of the nominees are women. We believe the nominees represent one of the most diverse boards of publicly traded financial institutions in the United States.

The following table presents certain information with respect to the Board’s nominees for director. All directors of the Company are also directors of East West Bank (the “Bank”), the Company’s principal subsidiary. All of the nominees have indicated their willingness to serve. Executive officers serve at the pleasure of the Board, subject to restrictions set forth in their employment agreements. For further details, see the “Other Compensation Policies and Information — Employment Agreements and Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

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Director Nominees	Age	Year First Appointed	Committee Memberships	Current Term Expires
Molly Campbell *	57	2014	A (FE)	2017
Iris S. Chan *	72	2010	B, R (RE)	2017
Rudolph I. Estrada (LD)*	70	2005	A, B (Chair), C, E, N, R (Chair)	2017
Paul H. Irving *	65	2010	B, N	2017
Herman Y. Li *	65	1998	B, N (Chair)	2017
Jack Liu *	59	1998	C (Chair), R	2017
Dominic Ng	59	1991	E (Chair)	2017
Lester M. Sussman *	63	2015	A (FE and Chair), R (RE)	2017

A = Audit Committee; B = BSA/AML & OFAC Compliance Steering Committee; C = Compensation Committee; E = Executive Committee;

N = Nominating/Corporate Governance Committee; R = Risk Oversight Committee

* = Independent Director; LD = Lead Director; FE = Audit Committee Financial Expert; RE = Risk Oversight Committee Risk Expert

None of the Director nominees were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date of this Proxy Statement, there were no directorships held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, other than Mr. Ng, who is a director of Mattel, Inc. and Mr. Irving, who is a director of Pharos Capital BDC, Inc.

We have no reason to believe that any of the Director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Nominee Qualifications and Experience

Our Director nominees bring a balance of relevant skills to our Boardroom including:

•	High Level of Financial Experience
•	Relevant Senior Leadership/Executive Officer Experience
•	Broad International Exposure/Emerging Market Experience
•	Diversity
•	Extensive Knowledge of the Company’s business and/or industry
•	Marketing Experience
•	Innovation/Technology Experience
•	Governmental or Geopolitical Expertise
•	Risk Oversight/Management Expertise

Each of the Director nominees currently serves on the Board and was elected by the stockholders at the 2017 annual meeting of Stockholders. If elected, each nominee will hold office until the 2019 annual meeting of Stockholders and until his or her successor is elected and qualified.

The principal occupation during the past five years of each Director nominee is set forth below. Included in each Director nominee’s biography below is an assessment of the specific qualifications, attributes, skills and experience of the nominee based on the qualifications described above. All Director nominees have held their present positions for at least five years, unless otherwise stated.

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Director Qualifications and Experience
Independent Director of Port Department, Port Authority of New York and New Jersey Director Since 2014 Board Committees: • Audit

Molly Campbell is currently employed with the Port Authority of New York and New Jersey as the Director of the Port Department and is responsible for the operations and oversight of the largest seaport on the East Coast and the third largest seaport in the country. Prior to that, beginning in 2015, she was employed with the City of Los Angeles as the Director of Financial Management Systems at the Los Angeles World Airports, with responsibilities for financial and fiscal management. From 2007 through 2015, she was Deputy Executive Director of the Port of Los Angeles, which she joined in 2000. She also previously served as Director of Public Finance for the City of Los Angeles. Ms. Campbell is active in national and international logistics associations. The Company believes Ms. Campbell’s expertise and knowledge of global logistics, international trade and financial management well qualifies her to serve on our Board.

Independent CEO of Ameriway Director Since 2010 Board Committees: • BSA/AML & OFAC Compliance • Risk Oversight

Iris S. Chan is currently the CEO of Ameriway, which she founded in 1989. Ameriway focuses on early-stage investments and cross-border trades between North America and Asia. She was the former Executive Vice President and Group Head of Wells Fargo’s National Commercial Banking Group; and a member of the Wells Fargo Management Committee. Earlier in her career, Ms. Chan held various management and international banking positions with Bank of America and Citicorp.

Ms. Chan is involved in many community and professional organizations. Currently, she is on the board of governors of the San Francisco Symphony. Ms. Chan has received various awards and recognition for her work. In 2007 and 2008, she was named one of the “25 Most Powerful Women in Banking” by American Banker magazine. The Company believes that Ms. Chan’s high-level executive and oversight experience in the financial services industry including in the financial oversight and internal controls area well qualifies her to serve on our Board. She also brings to the Board a deep understanding of commercial lending and credit risk oversight in a banking environment, in addition to her perspectives on U.S.–Asia cross-border trade and investment.

Independent

CEO of Estradagy Business Advisors

Director Since 2005

Board Committees:

•     Audit

•     BSA/AML & OFAC Compliance (Chair)

•     Compensation

•     Executive

•     Nominating/Corporate Governance

•     Risk Oversight (Chair)

Rudolph I. Estrada is the Lead Director of the Board of East West Bancorp, Inc. and East West Bank. Mr. Estrada is the Chief Executive Officer of Estradagy Business Advisors, a business and banking advisory group that serves small and medium-sized businesses. He has also served as a university professor of business in the California State University system for over 35 years. He formerly served as the Los Angeles District Director for the U.S. Small Business Administration (“SBA”), the largest SBA district in the United States, and was the former Presidential appointee serving as Commissioner on the White House Commission on Small Business. He currently serves on the boards of several corporate and nonprofit organizations and is a Leadership Fellow with the National Association of Corporate Directors.

The Company believes that Mr. Estrada’s extensive management and executive experience in both the public and private sectors well qualifies him to serve on the Board. He brings to the Board a valuable small business lending and public service perspective, a focus on the prudent management and operations of businesses in a heavily regulated environment, and a comprehensive knowledge of corporate governance.

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Independent Chairman, Milken Institute Center for the Future of Aging Director Since 2010 Board Committees: • BSA/AML & OFAC Compliance • Nominating/Corporate Governance

Paul H. Irving is chairman of the Milken Institute (the “Institute”) Center for the Future of Aging. Mr. Irving previously served as the Institute’s president, as an advanced leadership fellow at Harvard University, and as chairman, CEO and head of the financial services group of Manatt, Phelps & Phillips, LLP, a law and consulting firm. Mr. Irving is a member of the board of Pharos Capital BDC, Inc. His volunteer activities include service as chairman of the board of Encore.org and as distinguished scholar in residence at the University of Southern California Davis School of Gerontology. Mr. Irving also serves on the advisory boards of the Stanford Distinguished Careers Institute, WorkingNation, and the Global Coalition on Aging.

The Company believes that Mr. Irving’s extensive legal, management, and policy experience well qualifies him to serve on the Board. He brings to the Board valuable perspective and insight on corporate governance, regulatory, policy and legal matters with his long experience as an advisor to the financial services industry and leadership roles in professional services and in the non-profit sector, where he currently focuses on system-level economic, social and health challenges.

Independent Chairman of the C&L Management Group, Inc. Director Since 1998 Board Committees: • BSA/AML & OFAC Compliance • Nominating/Corporate Governance (Chair)

Herman Y. Li is Chairman of the C&L Management Group, Inc., currently a franchisee of Denny’s and Corner Bakery restaurants in multiple states. He was a past member of the Burger King Corporation Inclusion Advisory Council, a Past President for the Southern California Burger King Franchisee Association, and founding board member of Restaurant Services, Inc., a Burger King system independent purchasing and distribution service co-op.

Mr. Li is a member and Treasurer of the Committee of 100, a nonprofit nonpartisan membership organization that brings a Chinese American perspective to issues concerning Asian Americans and U.S.–China relations. The Company believes that Mr. Li’s extensive and varied business career well qualifies him to serve on our Board. He brings to the Board both an entrepreneurial and a consumer marketing/brand management perspective.

Independent Senior Attorney, Alliance International Law Offices Director Since 1998 Board Committees: • Compensation (Chair) • Risk Oversight

Jack C. Liu is a senior attorney with Alliance International Law Offices. Prior to that, Mr. Liu was Senior Advisor for Morgan Stanley International Real Estate Fund (“MSREF”) and was President of MSREF’s affiliate New Recovery Asset Management Corp. Mr. Liu advises on business and legal aspects of international corporate, real estate, and banking matters. He currently serves on the board of TransGlobe Life Insurance, Inc., a privately held corporation based in Taiwan, and as an independent director of Taiwan FamilyMart Co. Ltd., which is a publicly listed company in Taiwan. Mr. Liu is also a Leadership Fellow with the National Association of Corporate Directors.

Mr. Liu is admitted to practice law in the jurisdictions of California, Washington, D.C. and Taiwan as a foreign attorney. The Company believes that Mr. Liu’s extensive executive management experience internationally and domestically well qualifies him to serve on the Board. He brings to the Board his experience and insight on doing business in Asia, as well as his board-level perspective and leadership on risk management and oversight of heavily regulated companies.

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Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank Director Since 1991 Board Committees: • Executive (Chair)

Dominic Ng is Chairman of the Board and CEO of East West Bancorp, Inc. and East West Bank. Mr. Ng transformed East West from a small savings and loan association with $600 million in assets and a market capitalization of $40 million in 1991, into the full-service international and commercial bank it is today - with $37.2 billion in assets and a market capitalization of $8.8 billion as of December 31, 2017. East West Bank has been ranked in the top 15 of “America’s 100 Best Banks” by Forbes since 2010. Prior to taking the helm of East West Bank, he was President of Seyen Investment, and also spent ten years as a CPA with Deloitte & Touche, LLP in Houston and Los Angeles.

Mr. Ng currently serves on the board of Mattel, Inc. He is also a member of the University of Southern California Board of Trustees. As former Chairman of the Committee of 100, Mr. Ng promoted mutual understanding between the U.S. and China, advocating a collaborative partnership between the two countries. He also served on the board of directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch.

Mr. Ng has been named by Forbes as one of the 25 most notable Chinese Americans, by the Los Angeles Times as one of the 100 most influential people in Los Angeles, and by the Los Angeles Business Journal as Business Person of the Year. In 2017, American Banker recognized Mr. Ng as Banker of the Year, for successfully executing his vision while maintaining discipline on credit, and building East West into one of the nation’s most profitable regional banks. Mr. Ng is also known for his community leadership. In 2016, Mr. Ng received The United Way Alexis de Tocqueville Global Award presented by United Way Worldwide that recognized his exceptional and sustained engagement and philanthropic leadership. The Company believes that Mr. Ng’s extensive management experience and financial expertise well qualifies him to serve on the Board. He brings to the Board a comprehensive knowledge of East West’s business and operations, the financial services industry in the United States and in Greater China, and U.S.-China cross-border trade and investments.

Independent Senior Practice Director of Resources Global Professionals Director Since 2015 Board Committees: • Audit (Chair) • Risk Oversight

Lester M. Sussman has been a senior practice leader for Resources Global Professionals (“RGP”) since 2005, providing corporate governance, risk management and compliance services to clients globally. Mr. Sussman is a retired audit partner of Deloitte, where he held leadership positions, including Partner in Charge of the Financial Services Group for the Pacific Southwest, and Partner in Charge of Capital Markets for the West Region. Mr. Sussman is a certified public accountant.

Mr. Sussman is a current member of the board of directors of the Braille Institute, as well as the board of directors of the Southern California chapter of the National Association of Corporate Directors. Mr. Sussman brings over 40 years of financial services experience to East West. The Company believes that his deep expertise in accounting and auditing, as well as corporate governance, will be a complement to our Board as the Company executes on its business model.

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Governance Documents

We have adopted formal Corporate Governance Guidelines reflecting our commitment to sound corporate governance. These principles are essential to running the Company’s business efficiently and to maintaining our integrity in the marketplace. In addition, we have also adopted a Code of Conduct. The Corporate Governance Guidelines, our Code of Conduct, and information about other governance matters of interest to investors, are available through our website at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Governance Documents.

Director Independence, Financial Experts and Risk Management Experience

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”). Under NASDAQ rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent. Under these rules, a director is independent only if the board of directors of a company makes an affirmative determination that the director has no material relationship with the company that would impair his or her independence.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Compensation committee members must also satisfy the independence criteria set forth under the rules of NASDAQ. In order for a member of a listed company’s compensation committee to be considered independent for purposes of the rules of NASDAQ, the listed company’s board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the company to the director; and (2) whether the director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our Board has undertaken a review of the independence of each director in accordance with the Exchange Act and NASDAQ rules. Based on this review, our Board has determined that Mses. Campbell and Chan and Messrs. Estrada, Irving, Li, Liu, Renken and Sussman, representing eight of our nine directors, are independent as that term is defined under the rules of NASDAQ. Accordingly, all members of the Company’s Audit, BSA/AML & OFAC Compliance, Compensation, Risk Oversight and Nominating/Corporate Governance Committees, satisfy the independence requirements of NASDAQ. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock of each non-employee director, as well as relationships that our directors may have with customers and vendors.

The Board also reviewed whether any members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC. Based on its review, the Board determined that Ms. Campbell and Messrs. Renken and Sussman of the Audit Committee qualify as financial experts by reason of their prior and current job experience.

Lastly, the Board has reviewed and determined that all members of the Risk Oversight Committee meet the independence requirement of the Federal Reserve’s Enhanced Prudential Standards and the Office of the Comptroller of the Currency’s risk oversight standards, and have a general understanding of risk management principles and practices relevant to the Company’s business. In addition, two members of the Risk Oversight Committee, Ms. Chan and Mr. Sussman, have particular experience identifying, assessing, and managing risk exposures of large, complex financial firms. Specifically, Ms. Chan has held high-level executive and management positions with Wells Fargo, Bank of America and Citicorp for over 20 years. She is experienced with financial oversight and internal controls for large financial institutions, and has a deep understanding of commercial lending and credit risk oversight in a banking environment, in addition to insight into U.S.–Asia cross-border trade and investment. Mr. Sussman was an audit partner with Deloitte, where he held leadership positions including Partner in Charge of the Financial Services Group for the Pacific Southwest and Partner in Charge of Capital Markets for the West Region. Moreover, his work at RGP involves providing corporate governance, risk management and compliance services to clients globally. Accordingly, Ms. Chan’s and Mr. Sussman’s experience in risk management are commensurate with the Company’s structure, risk profile, complexity, activities and size and we believe qualify as risk experts under the Federal Reserve’s Enhanced Prudential Standards.

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Board Leadership Structure

The Board leadership is structured with a Chairman/CEO position and also a Lead Director position. The Board has determined that having the Company’s CEO also serve as Chairman is in the best interest of the Company. The designation of the CEO with the additional title as Chairman is important when dealing with overseas customers and dignitaries in the Greater China area, where these positions are typically combined. The Company has extensive experience and dealings with persons from this region who may have the perception that they are not dealing with the senior decision maker of the Company unless they are dealing with the Chairman. This structure also makes the best use of the CEO’s extensive knowledge of the Company and its industry, while fostering greater communication between management and the Board.

The Company’s governance structure provides for a strong Lead Director role. The powers and duties of a Chairman and a Lead Director differ only in that the Chairman presides over the normal business portion of the meetings of the Board. Since the Lead Director may call for an executive session of independent directors at any time, and has joint control over the agenda and the information provided to directors for Board meetings, the Board believes that it is able to have an open exchange of views, or address any issues independent of the Chairman. In addition, much of the work of the Board is conducted through its committees, and the Chairman is not a member of any committee, other than the Executive Committee.

Among other things, the Lead Director is required to:

•	lead executive sessions of the Board’s independent or non-management directors, and preside at any session of the Board where the Chairman is not present;
•	act as a regular communication channel between the independent directors and the CEO;
•	set the Board’s agenda jointly with the CEO;
•	approve Board meeting schedules to ensure sufficient time to discuss all agenda items;
•	oversee the scope, quantity and timing of the flow of information from management to the Board;
•	represent the independent directors in discussions with major stockholders regarding their concerns and expectations;
•	call special Board meetings or special meetings of the independent directors, as needed;
•	approve the retention of consultants who report directly to the Board;
•	advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board; and
•	review stockholder communications addressed to the full Board or to the Lead Director.

The Company does not have a policy requiring mandatory separation of the roles of CEO and the Chairman of the Board. The Board believes it is in the best interest of the Company to instead make a determination regarding the separate roles of CEO and Board Chairman on a regular basis based on the position and direction of the Company and the membership composition of the Board at the time. The determination not to separate the roles of Chairman and CEO at this time also recognizes the strong independence of the Board with 7 of the 8 continuing directors being independent.

Director Education and Self-Assessment

The Company has a continuing education program to assist Directors in further developing their skills and knowledge to better perform their duties.  This includes presentations made as part of regular Board and Committee meetings by qualified persons on various topics.  For example, in 2017, our Board received in-Company training on topics ranging from Identity Theft, the Foreign Corrupt Practices Act, BSA/AML and OFAC requirements, Fair Lending, Privacy, Sales Practices, Cybersecurity, and updates on applicable state, federal and Chinese laws and regulations.  In 2017, members of our Board also participated in external director continuing education programs offered by the California Bankers Association – FDIC 2017 Directors College, the California Community Banking Network – FDIC Directors College, and the National Association of Corporate Directors.

The Board also regularly evaluates, at least annually, its overall effectiveness, Committee assignments, Board refreshment, and governance and risk management practices.

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Board Meetings and Committees

The business of the Board is conducted through its meetings, as well as through meetings of its committees. During the fiscal year ended December 31, 2017, the Board held four regularly scheduled meetings and a multi-day retreat. There were also 37 meetings of Board committees during that year. All Directors attended all Board meetings and the retreat. In addition, the Directors attended 97% of the meetings for the committees on which they served as members. The policy of the Company is to encourage all director nominees to attend the annual meeting of stockholders. All Directors were in attendance at the 2017 annual meeting of stockholders.

Our Board has six standing committees: an Audit Committee, a Bank Secrecy Act (“BSA”)/Anti-Money Laundering (“AML”) and Office of Foreign Assets Control (“OFAC”) Compliance Risk Management Steering Committee (“BSA/AML & OFAC Compliance Committee”), a Compensation Committee, an Executive Committee, a Nominating/Corporate Governance Committee, and a Risk Oversight Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

Each of the standing committees operates under a written charter. These charters can be found on the Company’s website at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Corporate Documents. Set forth below is a description of the committees of the Board.

Audit Committee

The current members of our Audit Committee are Ms. Campbell and Messrs. Estrada, Renken and Sussman. Our Board has determined that each of the members of our Audit Committee satisfies the requirements for independence and financial literacy under the rules and regulations of NASDAQ and the SEC. Our Board has also determined that three of the members, Ms. Campbell and Messrs. Renken and Sussman, are financial experts as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. Mr. Sussman serves as chair. The Audit Committee held nine meetings during the fiscal year ended December 31, 2017.

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	appointing, compensating and overseeing the work of our independent registered public accounting firm;
•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	reviewing the qualifications and independence of the independent registered public accounting firm;
•	reviewing the scope and results of the internal audits; reviewing the Company’s financial statements and related disclosures;
•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit;
•	resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting;
•	reviewing our critical accounting policies and practices;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting;
•	establishing procedures for the receipt, retention and treatment of accounting and auditing related complaints and concerns; and
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

The Bank also has an Audit Committee, which consists of the same directors as the Company’s Audit Committee. The Bank’s Audit Committee generally meets jointly with the Company’s Audit Committee.

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BSA/AML & OFAC Compliance Committee

In December 2015, the Board created the BSA/AML & OFAC Compliance Committee to provide governance for the enterprise-wide BSA/AML & OFAC program framework and focused oversight of the Company’s program enhancements. Active oversight of BSA/AML & OFAC compliance risk was deemed necessary by the Board and senior management as effective compliance risk management is integral to the safety and soundness of the Bank. The current members of the BSA/AML & OFAC Compliance Committee are Ms. Chan and Messrs. Li, Irving and Estrada. Mr. Estrada serves as chair. The Board has determined that each of the members of the BSA/AML & OFAC Compliance Committee is independent under the rules and regulations of NASDAQ. The BSA/AML & OFAC Compliance Committee meets monthly and held twelve meetings during the fiscal year ended December 31, 2017.

The BSA/AML & OFAC Compliance Committee is responsible for, among other things:

•	reviewing and monitoring compliance with the State of California Department of Business Oversight Memorandum of Understanding and the Federal Reserve Bank of San Francisco Written Agreement entered into by the Bank;
•	reviewing and revising BSA/AML & OFAC policies and procedures;
•	monitoring BSA/AML & OFAC compliance risks across the Bank; and
•	reviewing assessments of the Program enhancements from Internal Audit, regulators and independent third parties including consultants.

Compensation Committee

The current members of our Compensation Committee are Messrs. Estrada, Renken and Liu. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of NASDAQ. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, any applicable requirements of NASDAQ and SEC rules and regulations, as well as Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended. Mr. Liu serves as chair of our Compensation Committee. The Compensation Committee held six meetings during the fiscal year ended December 31, 2017.

The Compensation Committee establishes and administers the executive compensation policies and plans of the Company. Our Compensation Committee is responsible for, among other things:

•	annually reviewing and approving the primary components of compensation for our CEO and other executive officers (after receiving input from our CEO with respect to the other executive officers);
•	establishing, with the input from the full Board, performance goals for the CEO, and evaluating his performance in light of those goals;
•	evaluating the performance of our CEO and other executive officers in light of established goals and objectives;
•	periodically evaluating the competitiveness of the compensation of our CEO and other executive officers and our overall compensation plans;
•	reviewing and discussing with management the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on us;
•	evaluating and making recommendations regarding director compensation;
•	administering our equity compensation plans for our employees and directors; and
•	producing the report by the compensation committee required by SEC rules to be included in our annual proxy statement.

The Compensation Committee may form and delegate authority to subcommittees, or, to the extent permitted under applicable laws, regulations and NASDAQ rules, to any other director, in each case to the extent the Compensation Committee deems necessary or appropriate.

The Bank also has a Compensation Committee, which consists of the same directors as the Company’s Compensation Committee. The Bank’s Compensation Committee generally meets jointly with the Company’s Compensation Committee. For a more comprehensive discussion on the responsibilities of the Compensation Committee, see “Compensation Discussion and Analysis – Framework and Process for Determining Executive Compensation – Our Compensation Philosophy” in this Proxy Statement.

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The Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel or other advisors to assist in the evaluation of executive officer compensation. In evaluating firms to potentially provide services to the Compensation Committee, the Committee considers whether the firm provides any other services to the Company. The Compensation Committee makes the decision to hire a consultant and provides direction as to its scope of work in its sole discretion. The Compensation Committee has appointed Willis Towers Watson as its independent compensation consultant. The Compensation Committee uses its compensation consultant to:

•	Assist and advise the Compensation Committee during its meetings;
•	Provide information based on third-party data and analysis of compensation programs at comparable financial institutions for the design and implementation of our executive and non-employee director compensation programs;
•	Compile and analyze compensation data for financial services companies;
•	Assist the Compensation Committee in forming a peer group; and
•	Provide independent information as to the reasonableness and appropriateness of the compensation levels and compensation programs of the Company relative to comparable financial services companies.

The Compensation Committee has evaluated the individual relationships of Willis Towers Watson with both the Company and the Compensation Committee, including the provision of other services to the Company (there are none), fees paid by the Company as a percentage of the consultant’s total annual revenue (less than 1%), policies and procedures of the consultant to mitigate conflicts of interest, business or personal relationships of the consultant with any member of the Compensation Committee, any Company stock held by the consultant, and any business or personal relationships of the consultant with any executive officer of the Company. Based on these evaluations, the Compensation Committee concluded that Willis Towers Watson meets the criteria of an independent advisor.

Executive Committee

The Executive Committee currently consists of Messrs. Estrada and Ng. Mr. Ng serves as chair. The Executive Committee is appointed by the Board to provide an efficient means of considering such matters and taking such actions, if any, as may require the attention of the Board in the interim between Board meetings. The Executive Committee is authorized to exercise certain powers of the Board during intervals between Board meetings. The Bank also has an Executive Committee, which consists of the same directors as the Company’s Executive Committee. The Executive Committee did not meet in 2017.

Nominating/Corporate Governance Committee

The current members of our Nominating/Corporate Governance Committee are Messrs. Estrada, Irving, and Li. Our Board has determined that each of the members of our Nominating/Corporate Governance Committee is independent within the meaning of the independent director requirements of NASDAQ. Mr. Li serves as chair. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2017.

The Nominating/Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Among other things, the Nominating/Corporate Governance Committee members are responsible for:

•	recommending to the Board a slate of nominees for election to the Board in accordance with the Company’s corporate governance principles;
•	recommending to the Board individuals to fill any vacancies on the Board occurring between annual meetings of stockholders;
•	recommending to the Board the directors who will serve on each committee of the Board;
•	developing and recommending to the Board a set of corporate governance principles;
•	periodically reassessing the Company’s corporate governance principles; and
•	conducting an annual assessment of the Board’s structure and performance to determine whether it, its committees and its members are functioning effectively.

The Bank also has a Nominating/Corporate Governance Committee, which consists of the same directors as the Company’s Nominating/Corporate Governance Committee. The Bank’s Nominating/Corporate Governance Committee generally meets jointly with the Company’s Nominating/Corporate Governance Committee.

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Risk Oversight Committee

The current members of the Risk Oversight Committee are Ms. Chan and Messrs. Estrada, Liu and Sussman. Mr. Estrada serves as chair. The Risk Oversight Committee held six meetings during the fiscal year ended December 31, 2017. Our Board has determined that each of the members of the Risk Oversight Committee is independent as defined by the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder and NASDAQ rules. In addition, all the members of the Risk Oversight Committee meet the independence requirement of the Enhanced Prudential Standards and the Office of the Comptroller of the Currency’s risk oversight standards as they are not and have not been officers or employees of the Company within the previous three years and are not related to any officers or employees of the Company.

The Risk Oversight Committee has been appointed by the Board to provide focused oversight of the Company’s identified enterprise risk categories, which include: credit, interest rate, liquidity, operational, information technology, human capital, compliance, legal, strategic, reputation, and international. The Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Bank. Among other things, our Risk Oversight Committee is required to:

•	monitor the Company’s risk exposure in the identified enterprise risk categories;
•	timely identify the material risks that the Company faces;
•	communicate necessary information on material risks to senior management and, as appropriate, to the Board or relevant Board committee;
•	implement responsive risk management strategies appropriate to the Company’s risk profile; and
•	integrate risk management into the Company’s decision-making.

In addition, the Company’s Chief Risk Officer works directly with the Risk Oversight Committee and the CEO. The Bank also has a Risk Oversight Committee, which consists of the same directors as the Company’s Risk Oversight Committee. The Bank’s Risk Oversight Committee generally meets jointly with the Company’s Risk Oversight Committee.

Stockholder Nominees

The policy of the Nominating / Corporate Governance Committee is to consider properly submitted stockholder nominations for Board candidacy as described below in “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Nominating / Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to meet the membership criteria set forth under “Director Nominee Qualifications and Experience” discussed above. Any stockholder nominations proposed for consideration by the Nominating / Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary

East West Bancorp, Inc.

135 N. Los Robles Avenue, 7th Floor

Pasadena, California 91101

In addition, nominations for directors may be made by any stockholder entitled to vote for the election of directors if proper notice is given in accordance with the Bylaws. Notice of a stockholder’s intention to make any nominations must be made in writing and must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than thirty (30) calendar days or more than sixty (60) calendar days prior to the meeting at which directors are to be elected. However, in the event that less than forty (40) calendar days’ notice of the meeting is given to stockholders, notice by the stockholder, to be timely, must be delivered not later than the close of business on the tenth (10th) day following the mailing date of the meeting notice to stockholders. The notification shall contain the following information:

•	all information about each proposed nominee that would be required in a proxy solicitation under the federal proxy rules;
•	the name and record address of the stockholder, as they appear on the Company’s books;
•	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder; and
•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice.

We may disregard nominations not made in accordance with the requirements in the Bylaws.

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Identifying and Evaluating Nominees for Directors

Our Corporate Governance Guidelines contain Board membership criteria that apply to the Nominating/Corporate Governance Committee’s nominees for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, finance, accounting, law or public interest, as well as a high level of financial experience, extensive knowledge of the Company’s business and/or industry, risk oversight/management expertise and broad international exposure/Greater China experience. The Nominating/Corporate Governance Committee strives to nominate director candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition, the Nominating/Corporate Governance Committee seeks to nominate directors with a diversity of origin, background, experience, and thought. All directors should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

The Nominating / Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year. As described above, the Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, those materials are forwarded to the Committee. In evaluating the nominations, the Nominating / Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board

Our Board welcomes suggestions and comments from stockholders. All stockholders are encouraged to attend the Annual Meeting of stockholders where senior management and representatives from our independent registered public accounting firm, as well as members of the Board, will be available to answer questions. Stockholders may also send written communications to the Board by writing to the Secretary of the Board at East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Director, or to any individual director specified in the communication, as applicable.

Executive Sessions

The independent directors generally meet in executive sessions without management or any of the other non-independent directors present at every regularly scheduled meeting of the Board. The sessions are chaired by the Lead Director. Any director can request an additional executive session to be scheduled.

Stock Ownership Guidelines

All directors and executive officers are required to own the Company’s Common Stock to further align director’s and management’s financial interests with those of stockholders. The Company’s stock ownership guidelines for directors and officers are posted on the Company’s website, which can be found at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Governance Documents.

Executive officers have additional holding requirements for stock acquired as part of their compensation. The majority of the shares acquired (net of taxes) have to be held until retirement. Under these guidelines, if the holding requirement is greater than the guidelines set forth above for the directors and executive officers, the higher holding requirements apply and an executive may have holding requirements longer than the above guidelines.

Executive officers may not pledge or engage in hedging strategies or sell short or trade derivatives involving the Company’s securities.

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Certain Relationships and Related Transactions

Our Code of Conduct and Corporate Governance Guidelines provide guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors. In order to provide further clarity and guidance on these matters, the Company has adopted a written policy regarding the review, approval or ratification of related party transactions.

The policy generally provides that the Audit Committee will review and approve in advance, or will ratify, all related party transactions between the Company and our directors, director nominees, executive officers, and persons known by the Company to own more than 5% of our Common Stock, and any of their immediate family members. Related party transactions include transactions or relationships involving the Company and amounts in excess of $120,000 and in which the above related parties have a direct or indirect material interest. Under the policy, the failure to approve a related party transaction in advance would not invalidate the transaction or violate the policy as long as it is submitted to the Audit Committee for review and ratification as promptly as practicable after entering into the transaction.

The Audit Committee works with our General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. In determining whether to approve or ratify a transaction or relationship that is covered by the policy, the Audit Committee considers, among other things:

•	the identity of the parties involved in the transaction or relationship;
•	the facts and circumstances of the transaction or relationship, including the identity of the party involved;
•	the material facts of the transaction or relationship;
•	the benefits to the Company of the transaction or relationship; and
•	the terms of the transaction, including whether those terms are fair to the Company and are in the ordinary course of business and on substantially the same terms with transactions or relationships with unrelated third parties.

During 2017, we did not enter into any related party transactions that required review, approval or ratification under our related party transaction policy. From time to time, we may lend money through our subsidiary, the Bank, to various directors and corporations or other entities in which a director may own a controlling interest. These loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability and do not present other unfavorable features. We do not have any loans to names executive officers. None of our directors or executive officers, any associate or affiliate of those persons, or persons who beneficially owned more than 5% of our outstanding shares had any transactions or proposed transactions with us greater than $120,000 during the past year.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as a director of the Company or its subsidiaries and are excluded from the table below. The compensation received by Mr. Ng as an employee of the Company is shown in the “Summary Compensation Table.”

Director compensation is reviewed by the Compensation Committee of the Board and adjustments are generally considered every two years. The Committee will generally engage an outside independent consultant to review director compensation amounts and structure at the same group of peer banks used by the Compensation Committee to review the compensation of senior management. In 2017, the Compensation Committee engaged Willis Towers Watson as its independent compensation consultant for this purpose.

In 2017, non-employee directors received an annual cash retainer of $60,000 and an annual stock award of $120,000 of Common Stock. The Lead Director received an additional annual cash retainer of $70,000. The Lead Director also acts as the Board representative to the Company’s strategic advisory council of outside community leaders and receives a cash retainer of $70,000 for such additional Board service. The committee chairs received an additional annual cash retainer as follows: Audit $20,000; Compensation $20,000; Risk Oversight $20,000; and Nominating/Corporate Governance $12,500. Non-employee directors also received a meeting fee of $1,500 for each committee meeting attended.

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The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2017:

2017 Non-Employee Director Compensation Table

Name (1)	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Molly Campbell	$73,538	$119,962	$193,500
Iris S. Chan	85,538	119,962	205,500
Rudolph I. Estrada	202,538	119,962	322,500
Paul H. Irving	84,038	119,962	204,000
John M. Lee (2)	1,500	-	1,500
Herman Y. Li	95,038	119,962	215,000
Jack C. Liu	98,038	119,962	218,000
Keith W. Renken	81,038	119,962	201,000
Lester M. Sussman	101,038	119,962	221,000

(1)	The company granted 2,130 shares of the Company's common stock to each non-employee director on August 14, 2017. The grant date fair value is based on the number of shares granted and the closing price of the Company's common stock on the grant date. The closing price of the Company's common stock was $56.32 on August 14, 2017. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation—Stock Compensation. See the Company’s Annual Report on Form 10-K Note 14 Stock Compensation Plans to the Company’s Consolidated Financial Statements for the year ended December 31, 2017 on the Company’s accounting for share-based compensation plans. Each of Mss. Campbell and Chan, and Messrs. Estrada, Irving, Li, Liu, Renken and Sussman had a stock award representing 2,130 shares outstanding as of December 31, 2017.

(2)	Mr. Lee retired in 2017 and did not stand for re-election at the 2017 annual meeting.

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COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the structure and guiding principles of our 2017 executive compensation program for the Company’s named executive officers, as set forth below (“NEOs”).

2017 Named Executive Officers

Dominic Ng	Chairman and Chief Executive Officer
Gregory L. Guyett	President and Chief Operating Officer
Irene H. Oh	Executive Vice President and Chief Financial Officer
Douglas P. Krause	Executive Vice President, Chief Risk Officer, General Counsel and Corporate Secretary
Andy Yen	Executive Vice President, Head of International and Commercial Banking

The CD&A provides an overview of our:

•	2017 performance;

•	Executive compensation philosophy, and how we reinforce our business strategy through our pay programs;

•	Alignment between business results and executive compensation through our pay program design; and

•	Refinements to our 2018 compensation strategy as we continue to reinforce paying for performance.

The Company’s long-term organizational objective is to build a “financial bridge” between the United States and Greater China. Achieving that objective will require the right set of leadership skills and talent. With over 130 locations in the United States and Greater China, we have developed a talent strategy to identify, recruit and retain individuals who are highly knowledgeable about our customers’ specialized needs, while also well versed with the complexity of international business operations. At the same time, we actively seek to attract and retain talent who can lead and support our rapidly growing organization as we develop and further scale our business. Our compensation program, with its focus on measurable results for the Company while being sensitive to market conditions, is a critical tool we use to motivate talent and reinforce our commitment to align pay incentives with performance.

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2017 Performance Highlights

The Compensation Committee is pleased to report that the Company achieved strong performance again in 2017. We believe these results reflect the continued successful alignment between the Company’s financial and organizational objectives and its executive compensation program.

2017 Performance Highlights[1]

•     Our full year 2017 ROA of 1.41% and ROE of 13.7% were in the Top 10% of publicly traded banks in the United States.[2]

•     Growth in key financial metrics from 2016 to 2017:

•     Diluted earnings per share grew 17% or $0.50 to $3.47 per diluted share

•     Net income increased 17% to $505.6 million

•     Total assets grew 7% year over year, to reach a record $37.2 billion as of December 31, 2017.

•     Total loans grew 14%, to a record level of $29.1 billion.

•     Total deposits grew 8%, to a record level of $32.2 billion.

In addition to consecutive years of growth in our business and profitability, our performance has also outpaced that of other banks on a relative basis. Specifically, our full year 2017 ROA of 1.41% and ROE of 13.71% were in the top 10% of publicly traded banks in the United States. In addition, we have maintained a consistently higher ROA and ROE for each of the last five (5) years relative to the median ROA and ROE achieved by our compensation Peer Group described on page 33 of this Proxy (the “Peer Group”) as well as the banks comprising the KBW Nasdaq Regional Banking Index (“KRX”) for those years. Overall, the Company ranked in the 89th percentile on ROA and 93rd percentile on ROE, relative to its Peer Group; and compared to the KRX, the Company ranked in the 86th percentile on ROA and 94th percentile on ROE for 2017.

[1]	Balances as of December 31, 2017, as compared to December 31, 2016. Activity and performance for the year ended December 31, 2017, as compared to the year ended December 31, 2016.

[2]	Source: S&P Global Market Intelligence, a division of S&P Global.

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In the charts above, median percentiles were used to represent the ROA and ROE performance of the Peer Group (as defined on page 33 and excluding PrivateBancorp, Inc. in 2017 because it was acquired by another company) and the banks comprising the KRX as of each year end.1 The Company believes that ROA and ROE are important performance metrics because they measure the return the Company earned on its stockholders’ investment and the resources it deployed.

In addition, our performance continues to outpace that of our peers when other financial metrics are applied. For example, we have had a higher total shareholder return (“TSR”) relative to the median TSR achieved by our Peer Group and the KRX over the last five years. TSR is an important performance metric in stockholder value creation because it correlates directly with the Company’s stock price performance and dividends paid and is therefore aligned with stockholder interests. In that regard, the consistent financial performance of the Company, year after year, has resulted in long-term value for our stockholders.

The graph of total shareholder return assumes that on December 31, 2012, $100 was invested in EWBC common stock, the Peer Group and the banks comprising the KRX, and that all dividends were reinvested.

[1]	Source: S&P Global Market Intelligence, a division of S&P Global.

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Framework and Process for Determining Executive Compensation

Our Compensation Philosophy

We have designed our executive compensation program to attract and retain excellent managers, while also motivating them to deliver on our key financial and strategic goals. To support this objective, we included critical components in our program that are designed to:

•	Support the achievement of the Company’s vision and business objectives;
•	Link a significant portion of total compensation to annual bonuses and performance-based compensation that reward our executives for meeting and exceeding goals in our key strategic focus areas; and
•	Motivate our executives to focus on strong long-term performance and stockholder value by allocating a significant portion of total pay to equity-based compensation.

At the core of our compensation philosophy is aligning pay with measurable performance, and we reinforce this principal by how we structure compensation for our NEOs.

Our Executive Compensation Program
What We Do		What We Don’t Do
✓	Place a substantial majority of executive compensation at risk and subject to performance metrics	×	Do not allow re-pricing of stock options without stockholder approval.
✓	Engage with and consider stockholder input in designing our executive pay programs	×	Do not provide “single trigger” change in control payments to executive officers
✓	Grant all of our NEOs’ total long-term incentives in performance-based restricted stock units	×	Do not permit hedging of company stock
✓	Link annual NEO incentive pay to objective, pre-established financial performance goals	×	Do not permit gross-ups for excise or other taxes on severance or in connection with a change in control
✓	With oversight from the Compensation Committee, perform annual risk assessments to ensure that our compensation policies and programs are not likely to have a material adverse effect on the Company
✓	Engage an independent compensation consultant that will report solely to the Compensation Committee
✓	Maintain stock ownership requirements for all NEOs, including a requirement that a majority of stock grants (net of taxes) must be held until retirement
✓	Maintain a relevant peer group
✓	Maintain a clawback policy
✓	Conduct an annual review and approval of our compensation strategy

Our compensation program benefits from the collective experience of our Compensation Committee and senior management team, who believe these compensation elements provide the proper alignment of incentives for our leaders while ensuring that we can create strong and sustainable stockholder value. Additionally, we meet with key stockholders to discuss their views on executive compensation and solicit feedback on our specific pay program.

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Compensation Committee

As outlined in our Corporate Governance Guidelines, the Compensation Committee is responsible for developing and overseeing the Company’s executive compensation policies and programs. The goal of the Compensation Committee is to maintain compensation that is competitive within the markets in which we compete for talent and that reflects the long term interests of our stockholders.

The Compensation Committee is responsible for:

•	Developing the overall compensation strategy and policies for the Company;
•	Developing, evaluating and approving the goals and objectives of the compensation of the CEO;
•	Evaluating and approving the individual compensation, including bonus and equity incentive compensation and perquisites of each of the NEOs;
•	Establishing the guidelines for stock ownership for the executive management;
•	With input from the Head of Human Resources and Chief Risk Officer, reviewing our incentive compensation programs to evaluate and ensure that none of them encourage excessive risk;
•	Developing and maintaining a balanced compensation strategy of long-term and short-term incentives;
•	Retaining outside advisors, including compensation consultants, to provide professional counsel;
•	Annually, approving the Compensation Committee Report and our Compensation Discussion and Analysis for inclusion in our Proxy Statement; and
•	Providing reports to the Board on compensation matters.

Compensation Committee Resources in Setting Pay

The Compensation Committee considers several resources, analytical tools and performance measures in determining compensation levels, as presented in the chart below:

Compensation Committee Resource	Description
Compensation Committee Consultant

The independent compensation consultant reports directly to the Compensation Committee. The independent compensation consultant also advises the Compensation Committee on trends and issues in executive compensation and provides comparative compensation information for companies with which the Company competes for talent. The Compensation Committee has the sole authority to retain and oversee the work of the consultants, who do not provide services to Company management.

The Company’s Human Resources Department	The Company’s Human Resources Department provides additional analysis, administrative support and counsel as requested by the Compensation Committee.

Say on Pay Proposal	The Compensation Committee has considered the annual “Say-on-Pay” vote and solicited input from a number of our larger stockholders. The Compensation Committee believes that the proposed compensation structure with the modifications discussed elsewhere in this Proxy Statement is appropriate for the Company.

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Use of Peer Group

The Compensation Committee, with input from its compensation consultant, reviews at least annually the composition of peer companies against which the Company evaluates itself for compensation purposes. In determining the composition, financial institutions of comparable asset size were considered, using a combination of factors and considerations, including but not limited to other financial metrics (market capitalization and revenues), geographic locations, competition for talent, and business model and complexity of operations.

In March 2017, the Compensation Committee approved a 2017 compensation peer group that consisted of 25 banks substantially similar in market capitalization and asset size as the Company. As of the end of 2017, the Peer Group was revised to exclude PrivateBancorp, Inc. which was acquired by another company. As a result, the Peer Group was comprised of 24 banks as of December 31, 2017, with a median market capitalization of $6.4 billion and a median asset size of $37.2 billion as of December 31, 2017. As of December 31, 2017, the Company ranked in the 67th percentile and 50th percentile, respectively, in terms of market capitalization and asset size, relative to the Peer Group.

The companies in the Peer Group are as follows:

•     BankUnited, Inc.

•     BOK Financial Corporation

•     Comerica Inc.

•     Commerce Bancshares, Inc.

•     Cullen/Frost Bankers, Inc.

•     First Horizon National Corporation

•     First Republic Bank

•     Huntington Bancshares Inc.

• Investors Bancorp Inc. • KeyCorp • New York Community Bancorp, Inc. • Northern Trust Corporation • PacWest Bancorp • People’s United Financial, Inc. • Popular, Inc. • Prosperity Bancshares, Inc.

•     Regions Financial Corporation

•     Signature Bank

•     SVB Financial Group

•     Synovus Financial Corporation

•     Umpqua Holdings Corporation

•     Webster Financial Corporation

•     Western Alliance Bancorporation

•     Zions Bancorporation

It is important to note that in determining executive compensation, the Compensation Committee does not solely rely on comparative data from the Peer Group. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes there may be meaningful differences between us and our peer companies. The listing of NEOs, for example, may vary amongst our peer companies, with titles, compensation, and tenure that do not readily track with ours. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation, but does not use it exclusively to set compensation levels for the CEO or other NEOs. In addition to peer data, the Compensation Committee also reviews individual and company performance, the position and tenure, responsibilities within the Company, and other factors to determine total compensation for the NEOs. See “Factors and Steps in Setting Pay” below for a more detailed discussion.

For purposes of determining long-term incentive awards, the Compensation Committee and its compensation consultant Willis Towers Watson determined it would be appropriate to continue using the KRX (the “Long Term Performance Peer Group”). The continued use of this benchmark increases the transparency of the Company’s goal setting process by referring to a broad index compiled by a third party.

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Factors and Steps in Setting Pay

Compensation for the NEOs and certain other executive officers is typically evaluated and set by the Compensation Committee in the first quarter of each year, using the latest available competitive compensation data provided by the compensation consultant, peer data, as well as Company business department and individual performance data. An executive’s compensation is generally established after considering the following factors:

•	Competitive pay data for similar jobs and responsibilities in the market.
•	The Company’s performance against financial measures.
•	The Company’s performance relative to strategic initiatives approved by the Compensation Committee.
•	The business climate, economic conditions and other factors.
•	The results of the most recent “Say-on-Pay” stockholder vote.

As a rapidly growing organization, we encounter significant competition for top management talent – those individuals with the strategic vision, understanding of specialized industries, and the international banking experience necessary to continue our growth. This challenge to attract and retain qualified personnel has been an important consideration in our compensation decisions, and we expect it will continue to be a significant consideration going forward.

For the CEO, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance against those objectives and approves the CEO’s compensation level based on that evaluation. With assistance from the compensation consultant, the Compensation Committee also considers the Company’s Peer Group and other peer data on base pay, performance-based bonus targets and long-term incentive awards when setting compensation types and amounts for the CEO.

With input from the compensation consultant, the Compensation Committee separately reviews and discusses with the CEO his annual compensation recommendations for the other NEOs. A variety of factors help determine the final approved compensation amounts for the NEOs. For base salary adjustments, compensation data from our Peer Group and survey data for similar jobs and job levels are considered. For annual performance-based bonus payout and long-term incentive awards, the executive’s achievement against performance goals, along with individual contributions toward Company objectives, is taken into account.

The Compensation Committee does not benchmark to a particular percentile in determining target total direct compensation. Rather, it uses market peer proxy and survey data as a reference point, giving consideration to factors such as tenure, individual performance, any unique circumstances of the NEO’s position based on that individual’s responsibilities, market factors, succession considerations and retention considerations. We believe this approach drives higher realized compensation when our financial and stockholder performance is strong and less realized compensation when our financial and/or stockholder performance is lower.

Outreach to Stockholders

Our compensation policies and practices continue to evolve based on input from our stockholders, our review of correspondence submitted by stockholders to our Board and management, our review of market practice, our consideration of the advice of the Compensation Committee’s independent compensation consultant, our review of reports issued by proxy advisory firms and the results of the most recent annual “Say on Pay” vote by stockholders.

The 2017 “Say on Pay” vote approved the Company’s 2016 executive compensation by approximately 99.1% of stockholders. The Committee views the high approval percentage as an indication that stockholders were generally satisfied with the compensation structure and its contribution to our strong financial performance. In addition to the annual “Say on Pay” vote, we meet with key stockholders to discuss their views on executive compensation and to solicit feedback on our specific pay program.

In 2017 and early 2018, the Chair of our Compensation Committee directed efforts to reach out to more than 50 of our largest stockholders to discuss our compensation program. Among other things, our Compensation Committee sought stockholder input regarding the 2017 compensation for our CEO. The stockholders who met with us indicated that they were pleased with our financial performance, and they did not express any concerns about executive compensation. Based in part on that feedback, the Compensation Committee believes the Company’s compensation approach is one of the more stockholder-centric compensation programs relative to our peers.

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Primary Elements of Our Executive Compensation Program

With input from our stockholders, we have designed an executive compensation program that aligns pay with measurable performance on our corporate goals. In 2017, over 99% of the Say on Pay votes cast approved our 2016 executive compensation program. Based on the high approval percentage and the feedback received from our stockholders, our 2017 executive compensation program remained substantially similar to our 2016 structure. The components of, and rationale for, each element of our executive compensation program are described in the table below.

Compensation Components
Base Salary	Description	Fixed compensation delivered in cash on a regular basis.
	Rationale	Market-aligned component of the overall pay package to provide a competitive level of fixed income; key to attracting and retaining highly qualified executives.
	Measurement Period	Ongoing
Performance-Based Bonus Plan	Description	The plan is designed to provide an effective means to motivate and compensate NEOs, on an annual basis, through cash bonuses based on the achievement of business and/or individual performance.
Rationale

Motivates achievement of critical short-term financial and strategic results.

Provides balance between financial metrics and strategic measures and ensures alignment across the three key strategic focus areas.

Provides appropriate line of sight for executives through the use of individual and department goals.

	Applicable Key Performance Metrics	Financial Metrics of EPS and Loan Growth Strategic Goals of BSA/AML & OFAC Risk Management, Bridge Banking, and Talent and Leadership
	Measurement Period	One Year
Long-Term Incentive (“LTI”) Award – Restricted Stock Units (“RSUs”)	Description	The LTI award is designed to motivate NEOs by means of appropriate incentives to achieve long-range goals and align NEOs' interests with those of our stockholders through compensation that is based on our common stock.
Rationale

Focuses executives on achievement of critical long-term operating results.

Establishes strong alignment with long-term stockholder interests through performance-based payouts in shares of our common stock.

Enhances retention and drives stockholder value creation.

	Applicable Key Performance Metrics	Financial Metrics of ROA, ROE and TSR relative to the KRX
	Measurement Period	Three Years

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Base Salary

Base salary is a fixed portion of compensation that is based on Peer Group salary data, salary surveys, and an executive’s skills, responsibilities, experience and relative importance to the Company. Actual, total salaries reflect an individual’s responsibilities within the Company, his or her job performance over time and other factors, such as the assessment by the Compensation Committee (and by the CEO, in the case of other NEOs) of an executive’s performance.

Performance-Based Bonus Plan

The Compensation Committee developed a cash incentive program (the “Performance-Based Bonus Plan”) to motivate and reward executives for achieving critical Company-wide financial metrics and strategic goals (collectively, “Corporate Goals”), and departmental or individual goals. The Corporate Goals are further divided into financial goals and strategic goals as described below. In general, payout from the Performance-Based Bonus Plan is based on the achievement of a combination of Corporate Goals and individual or departmental goals. For the CEO and the President and COO, however, payout from the Performance-Based Bonus Plan is based entirely on the achievement of Corporate Goals. Of the amount in the Performance-Based Bonus Plan attributable to Corporate Goals, financial metrics make up 75%, while the balance is based on the attainment of the Company’s strategic goals. The bonus plan is structured so that the degree of attainment of strategic goals cannot be higher than the degree of attainment of financial goals and therefore cannot increase the bonus otherwise payable to executives if only financial goals were considered.

The 2017 Performance-Based Bonus Plan was structured to balance financial rewards and business risks by including multiple Company performance measures. The Compensation Committee, at its discretion, reserves the right to adjust downward any bonus payments proposed for an NEO. Actual bonus payments are subject to the Company having satisfied any regulatory capital requirement administered by the federal banking agencies. Amounts paid out as bonuses are also subject to our Executive Recovery Policy, which provides for the clawback of executive compensation if certain triggering events occur. See “Clawbacks for any Restatement; Executive Compensation Recovery Policy”.

2017 Financial Metrics for Performance-Based Bonus

The 75% portion of the Performance-Based Bonus Plan attributable to Corporate Goals is tied to the achievement of certain financial metrics. In 2017, those metrics include the Company’s diluted earnings per share and growth in total loans, with the following weighting:

•	To reinforce the importance of profitability, the Company increased the weighting assigned to achieving target diluted earnings per share to 75%, as compared to 50% in 2016; and
•	To align directly with the corporate goal of growing the business, a 25% weighting was assigned to achieving target growth in total loans.

2017 Financial Metrics Results: Diluted Earnings Per Share

The 2017 financial objective included a 75% weighting based on achieving target diluted earnings per share (“EPS”) of $3.20, an increase of 8% from 2016. A threshold of 50% achievement would be achieved if diluted earnings were at $3.09 per share with no credit given for diluted earnings less than that amount. A maximum achievement of 200% would be achieved if diluted earnings per share were $3.32 or more.

The Company recognizes that the growth of diluted earnings per share is an important metric for stockholders to measure the Company’s performance. We believe that including this metric as a performance measurement aligns the interests of management and those of the stockholders. The target diluted earnings per share goal of $3.20 was determined based on the Company’s annual financial budget for 2017. This goal was challenging as it required the Company to increase diluted earnings per share for the eighth consecutive year and at a rate above what analysts projected for our Peer Group. We exceeded analysts’ expectations by achieving diluted earnings per share of $3.47 and adjusted diluted earnings per share of $3.46, higher than our target. When calculating the actual operating performance, we have historically excluded the impact of non-recurring items that are non-operating in nature. For 2017, we excluded the gains on sales of a commercial property and a business unit, and the nonrecurring impact from the enactment of the Tax Cuts and Jobs Act. Our 2017 adjusted diluted earnings per share of $3.46 represented an increase of 16% from 2016. Overall, our year-to-year increase in diluted earnings per share is at the 59th percentile relative to our Peer Group. Our above-target adjusted diluted earnings per share of $3.46 resulted in 200% achievement of this goal.

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2017 Financial Metrics Results: Growth in Total Loans

The 2017 financial objectives included a 25% weighting based on achieving growth in total loans to $27.59 billion, or an increase of 8% year-over-year. Net interest income is the largest component of revenue for most banks, including our Bank and those in our Peer Group. As such, the ability to grow loans and increase net interest income is an important financial metric by which to measure performance. A threshold of 50% achievement would be achieved if loans grew to $26.56 billion, with no credit given if loans were less than that amount. A maximum achievement of 200% would be achieved if loans grew to $28.62 billion or more in 2017. The goal was set to increase loans at a rate above analysts’ projections for our Peer Group.

Total loans were $29.05 billion as of December 31, 2017, represented a growth of 14% from 2016, compared to a 6% median loan growth for our Peer Group in 2017. This resulted in a 200% achievement of this goal. The Company was pleased it was able to achieve results consistent with expectations while maintaining pricing and credit quality discipline. The increase in loans was largely driven by balanced and diversified loan originations consisting of commercial, consumer as well as commercial real estate loans.

Summary Results of Financial Metrics

The table below outlines the financial metrics and actual results for 2017.

Financial Metrics	Weighting	Threshold	Target	Maximum	2017 Result		Metric Achievement
Earnings per Share (EPS)	75%	$3.09	$3.20	$3.32	$3.46	*	200%
Total Loans (in Billions)	25%	$26.56	$27.59	$28.62	$29.05		200%
Total for Financial Metrics							200%

*2017 adjusted EPS was $3.46 compared to GAAP EPS of $3.47. 2017 adjusted EPS excludes $0.30 in gains on sales of bank premises and a business unit in the first and third quarters of 2017, respectively, and the new tax law and increase in provision for income tax in the fourth quarter of 2017, resulting from the revaluation of deferred tax assets of $0.29.

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2017 Strategic Goals for Performance-Based Bonus

The 25% portion of the Performance-Based Bonus Plan attributable to Corporate Goals was based on the achievement of certain strategic initiatives tied to building the Company’s platform and positioning it for sustained future growth. The 2017 strategic goals were focused on three areas with the following weightings:

•	To align with our strategic focus of managing risks and building a foundation for future growth, a 50% weighting was assigned to enhancing the Company’s BSA/AML & OFAC programs and risk management;
•	A 25% weighting was assigned to building bridge banking; and
•	A 25% weighting was assigned for talent and leadership.

The Compensation Committee recognizes that strategic goals are not readily quantified in the same way as the financial metrics, and have more inherent subjectivity in their measurement. In light of these considerations, it has been the Compensation Committee’s practice to limit the achievement of strategic goals to no more than the percentage achieved for the financial goals, even if the Company achieved the maximum level of performance for any of the strategic goals.

2017 Strategic Goals Results

At its March 2018 meeting, the Compensation Committee, in consultation with the CEO, made an assessment as to whether the Company’s strategic goals were achieved. The goal relating to enhancing BSA/AML & OFAC programs and risk management was measured based on the Company’s effective completion of tasks related to its BSA/AML & OFAC programs, and the enhancements of its risk management and enterprise risk management programs. The growth in bridge banking was measured based on internal goals set to improve our internal processes and programs to better support cross-border customers. The goal of talent and leadership development was measured by efforts on succession planning as well as key talent retention.

While strategic goals by their nature are longer term and the Company has made significant progress in each area, the CEO shared with the Compensation Committee that the strategic goals could have been advanced further in 2017. After discussion with the CEO, the Compensation Committee determined that achievement of strategic goals was at 89%. Specifically, while the goal of BSA/AML & OFAC and risk management was achieved at 100%, the goals of building bridge banking and talent and leadership were each met in part, with achievement at 75% and 82.5%, respectively.

Performance-Based Bonus for NEOs

In 2017, using the above discussed performance goals, the Company achieved 172.3% of the target Corporate Goals, consisting of 200% achievement of the financial metrics (75% weighting) and 89% achievement of strategic metrics (25% weighting).

All NEOs except the CEO and the President and Chief Operating Officer, were evaluated on individual and departmental goals as part of their 2017 Performance-Based Bonus Plan. For the CFO and the Chief Risk Officer/General Counsel, 50% of their performance-based bonus was based on the achievement of the Corporate Goals as described above and 50% was based on individual and department goals. For the Head of International and Commercial Banking, 30% of his performance-based bonus was based on the achievement of the Corporate Goals and 70% was based on individual and department goals. Individual and departmental goals vary by individual and are set by the CEO, in conjunction with the Compensation Committee.

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Long Term Incentive (“LTI”) Awards

LTI awards are compensation awards designed to tie the compensation of our executives to stockholder returns. These awards are generally granted in the first quarter of each year, allowing the Compensation Committee adequate time to evaluate prior year performance. The timing of the grants generally follows the filing of the Company’s annual report on Form 10-K and occurs before the start of the Company’s “blackout period,” during which insiders may not engage in Company stock transactions. LTI awards are granted under the Company’s 2016 Stock Incentive Plan as amended, which is the Company’s omnibus stockholder-approved plan for equity awards to employees.

Similar to the 2016 LTI grant, 100% of the value of the 2017 LTI awards granted to the NEOs was comprised of Restricted Stock Units (“RSUs”) subject to a performance period of three (3) years (January 1, 2017 through December 31, 2019), and is payable at the end of the three-year period. An NEO may annually earn a “target” amount of RSUs equal to one third of the total RSUs granted. The actual number of RSUs earned, however, may be higher or lower than the target amount, and depending on the Company’s financial performance that year relative to the Long Term Performance Peer Group, can range from 0% to 200% of the target RSUs as described below. The Compensation Committee believes this practice further aligns our compensation program with industry best practices for LTI awards, and reflects an appropriate balance between financial reward and long-term performance.

The financial performance metrics we use for the LTI award – ROA, ROE and TSR – are common indicators of value creation and serve to focus management’s attention on enhancing results in these areas. ROE is a direct measurement of the return on capital. The Company believes that for long-term strategy and sustainability, ROA is an important and prudent metric, reflecting the Company’s ability to execute on its long term business model. TSR measures the movement of the Company’s stock price and dividends paid over time. The TSR metric underscores the connection between executive pay and stockholder interests by measuring our ability to provide a greater return to our stockholders than our competitors.

We set the “target” level of RSUs that could be earned in a given year at the median, or 50th percentile, of the ROA, ROE and TSR ratios of the Long Term Performance Peer Group. We believe these are challenging goals because of strong competition within the Long Term Performance Peer Group. The actual RSUs that are earned in a given year may be higher or lower than the target amount of RSUs if performance is better (or worse) relative to the Long Term Performance Peer Group. ROA, ROE and TSR ratios of less than the 50th percentile will proportionately reduce the amount of RSUs earned in that year, and no RSU is earned if the ratios put the Company at less than the 30th percentile of the Long Term Performance Peer Group. A maximum of 200% award relative to the “target” level of RSUs will be earned for performance at or above the 80th percentile, and the award is prorated between 100% and 200% for performance between the 50th and 80th percentiles. The table below illustrates the relative weighting assigned to each financial metric and the performance required to achieve payouts.

Metric	Weighting	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
ROA	37.5%	30th percentile	50th percentile	>=80th percentile
ROE	37.5%	30th percentile	50th percentile	>=80th percentile
TSR	25%	30th percentile	50th percentile	>=80th percentile

The Company calculates the aggregate grant date fair value of awards at the date of grant in accordance with the same standard it applies for financial accounting purposes. Consistent with SEC regulations, the grant date fair value of 2017 LTI award equity grants for the NEOs are presented in the Summary Compensation Table and 2017 Grants of Plan-Based Awards table. Total outstanding unexercised or unvested LTI grants are shown in the 2017 Outstanding Equity Awards table.

The final 2017 pay mix for our NEOs highlights the Company’s commitment to align compensation outcomes to results, and underscores our compensation philosophy of placing significant emphasis on at-risk, performance-based pay. In 2017, over 80% of the CEO’s target pay was at risk and linked to performance-based outcomes. For the other NEOs, a range of 55% to 76% of target pay (on average, 64%) was at risk and tied to direct performance results.

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Retirement Programs and Perquisites

Our NEOs receive the same customary benefits as all other employees, including medical, dental, life, disability, and a 401(k) plan which includes company matching contributions. The NEOs are eligible to participate in the same plans and to the same extent as most other salaried employees. The Company maintains a non-qualified deferred compensation Plan (“Deferred Compensation Plan”) to help attract and retain executives and key employees. Two NEOs, Messrs. Guyett and Yen, participated in the Plan in 2017. Our Deferred Compensation Plan provides NEOs and other key employees the opportunity to defer a specified percentage of their annual base salary and/or their bonus under the annual cash bonus plan (in each case, up to 80%). The deferred amounts are credited to a participant’s account in which the participant is immediately vested. Participant accounts are hypothetically or “notionally” invested in one or more investment funds and adjusted for gains or losses based on the rate of return on the assets in each notional investment fund. We do not guarantee any returns on participant contributions. A variety of investment funds are available for selection. The available investment funds used to track such notional investment returns are substantially the same as those offered under our 401(k) Plan. The Company has the discretion to make contributions to the Plan on behalf the participant. In 2017, the Company did not contribute to the Plan on behalf of its employees, including the NEOs. In addition, the Company maintains a legacy deferred compensation plan which has not accepted new contributions since 2008. None of the NEOs participate in this plan.

In general, the NEOs do not have different or greater benefits than other employees with the exception of financial planning services and the use of a Company-owned car for the CEO, and automobile allowances for the President and COO and Head of International and Commercial Banking. The Compensation Committee reviews the perquisites provided to the NEOs annually as part of their overall review of executive compensation. Based on a review of competitive pay data provided by its external compensation consultant, the Compensation Committee determined that the perquisites provided in 2017 are within an appropriate range of competitive compensation practices. Details about the NEOs perquisites, including the cost to the Company, are shown in the “Summary Compensation Table” under the “All Other Compensation” column on page 47 together with the accompanying footnotes.

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2017 Compensation Decisions for Named Executive Officers

With input from its compensation consultant, the Compensation Committee considered the following contributions and achievements in determining the 2017 compensation for the NEOs. Performance-based bonus awards were based on the financial performance of 2017 and paid to the NEOs in March 2018.

The Compensation Committee’s determination of each of these matters was based on the recommendation of the CEO (except in the case of his own compensation), the parameters established by the executive’s employment agreement, if applicable, and the factors described below. In addition, in determining equity awards, the Compensation Committee considered its overall long-term incentive guidelines for all executives, which attempt to balance in the context of the competitive market for executive talent, the benefits of incentive compensation tied to performance of the Company’s common stock with the dilutive effect of equity compensation awards.

Dominic Ng
2017 Key Achievements

•     The Company’s record financial performance in 2017.

•     Led the Bank to record earnings of $506 million and diluted EPS of $3.47 in 2017, which reflect a 17% increase over record earnings levels achieved in 2016.

•     Increased returns on average assets and equity to 1.41% and 13.71%, respectively, outperforming the majority of the banks in our Peer Group.

•     Delivered total loan growth of 14% and total deposit growth of 8%.

•     Leadership and governance in strengthening BSA/AML & OFAC programs, and overall risk management and all three lines of defense.

•     Strengthened our cross-border businesses and expanded our market share in key lending segments including entertainment and energy.

•     Continued efforts to ensure sustainable growth for the Company, through expansion of business lines, efforts to improve customer experience, and the ongoing efforts to develop and expand leadership capabilities critical for future growth.

•     In 2017, American Banker recognized Mr. Ng as a Consistent Performer leading East West Bank to be one of the nation’s most profitable regional banks while demonstrating credit discipline.[1]

Base Salary

•     In March 2017, after a review of Mr. Ng’s total compensation level, pay mix and the Bank’s performance relative to the banks in our Peer Group and consideration that Mr. Ng’s base salary had not been adjusted in five years, the Compensation Committee approved increasing his base salary to $1,200,000.

Performance-Based Bonus

•     Mr. Ng received a performance-based bonus of $2,067,600 for 2017. Mr. Ng’s performance-based bonus award was 172.3% of his 2017 target bonus of 100% of base salary, and was determined based on the Company’s achievement of the Corporate Goals under the formula-based Performance-Based Bonus Plan.

Long-Term Incentive Award

•     Mr. Ng received a target LTI award of $4,000,000 in RSUs. The award is subject to the performance of the Company on ROA, ROE and TSR relative to the Long Term Performance Peer Group. All LTI equity grants are subject to a three-year cliff performance schedule.

1 Berry, Kate. “Consistent Performer: How Dominic Ng built East West Bank into a powerhouse” Americanbanker.com https://www.americanbanker.com/news/consistent-performer-how-dominic-ng-built-east-west-into-a-powerhouse

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Gregory L. Guyett
2017 Key Achievements

•     The Company’s record financial performance in 2017.

•     Record growth in specialized industry lending verticals to $4.5 billion, up 29%.

•     Improved efficiency ratio to 45.9%.

•     Implemented globally consistent standards to focus on a strong operational infrastructure.

•     Continued investment in employee engagement by actively promoting open communication through employee activities and town hall meetings.

Base Salary	• Mr. Guyett’s 2017 base salary was $750,000.
Performance-Based Bonus

•     Mr. Guyett received a performance-based bonus of $1,292,250 for 2017. Mr. Guyett’s performance-based bonus award was 172.3% of his 2017 target bonus of 100% of base salary, and was determined based on the Company’s achievement of the Corporate Goals under the formula-based Performance-Based Bonus Plan.

Long-Term Incentive Award

•     Mr. Guyett received a target LTI award of $2,200,000 in RSUs. The award is subject to the performance of the Company on ROA, ROE and TSR relative to the Long Term Performance Peer Group. All LTI equity grants are subject to a three-year cliff performance schedule.

Irene H. Oh
2017 Key Achievements

•     The Company’s record financial performance in 2017.

•     Led efforts to achieve continued upper quartile profitability and efficiency relative to the banks in our Peer Group, while meeting internal loan mix and liquidity guidelines.

•     Advanced accounting, finance, and financial reporting and planning capabilities to meet the expanding needs of the Company.

Base Salary	• Ms. Oh’s 2017 base salary was $460,000.
Performance-Based Bonus

•     Ms. Oh received a performance-based bonus of $429,962 for 2017. Ms. Oh’s performance-based bonus award was 133.53% of her 2017 target bonus of 70% of base salary. 50% of the possible bonus amount was determined based on the Company’s achievement of the Corporate Goals under the formula-based Performance-Based Bonus Plan, and the balance was based on the achievement of individual and department goals.

Long-Term Incentive Award

•     Ms. Oh received an LTI award of $350,000 in RSUs. The award is subject to the performance of the Company on ROA, ROE and TSR relative to the Long Term Performance Peer Group. All LTI equity grants are subject to a three-year cliff performance schedule.

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Douglas P. Krause
2017 Key Achievements

•     The Company’s record financial performance in 2017.

•     Strengthened and matured the Company’s BSA/AML & OFAC programs.

•     Enhanced the Company’s enterprise risk management, corporate compliance and governance programs. Decreased nonperforming asset and classified loan ratios and strengthened the special assets department.

Base Salary	• Mr. Krause’s 2017 base salary was $420,000.
Performance-Based Bonus

•     Mr. Krause received a performance-based bonus of $407,946 for 2017. Mr. Krause’s performance-based bonus award was 138.75% of his 2017 target bonus of 70% of base salary. 50% of the possible bonus amount was determined based on the Company’s achievement of the Corporate Goals under the formula-based Performance-Based Bonus Plan, and the balance was based on the achievement of individual and department goals.

Long-Term Incentive Award

•     Mr. Krause received a target LTI award of $350,000 in RSUs. The award is subject to the performance of the Company on ROA, ROE and TSR relative to the Long Term Performance Peer Group. All LTI equity grants are subject to a three-year cliff performance schedule.

Andy Yen
2017 Key Achievements

•     The Company’s record financial performance in 2017.

•     Oversaw strong growth in commercial loans in the U.S. and in deposits in Greater China, while growing profitability.

•     Maintained strong overall risk management, compliance and governance in our Greater China operations and U.S. commercial banking units.

•     Facilitated a smooth transition of leadership to our new CEO of Greater China.

Base Salary	• Mr. Yen’s 2017 base salary was $405,000.
Performance-Based Bonus

•     Mr. Yen received a performance-based bonus of $199,868 for 2017. Mr. Yen’s performance-based bonus award was 98.70% of his 2017 target bonus of 50% of base salary. 30% of the possible bonus amount was determined based on the Company’s achievement of the Corporate Goals under the formula-based Performance-Based Bonus Plan, and the balance was based on the achievement of individual and department goals.

Long-Term Incentive Award

•     Mr. Yen received an LTI award of $285,000 in RSUs. The award is subject to the performance of the Company on ROA, ROE and TSR relative to the Long Term Performance Peer Group. All LTI equity grants are subject to a three-year cliff performance schedule.

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2018 Executive Compensation Program Decisions

The Compensation Committee met in March 2018 to discuss parameters of the 2018 executive compensation program. Consistent with the long term focus and risk management practices of the Company, the Compensation Committee approved a compensation program that continues to reinforce our pay for performance philosophy. These compensation decisions, which will be described in more detail in next year’s Compensation Discussion and Analysis, are summarized as follows:

The following salary decisions were made: Ms. Oh’s salary was adjusted to $550,000, Mr. Krause’s salary was adjusted to $480,000, and Mr. Yen’s salary was adjusted to $413,100, while the salaries of Messrs. Ng and Guyett remained unchanged.

For the 2018 Performance-Based Bonus Plan, the Company’s Corporate Goals will consist of financial metrics as well as strategic goals. Financial metrics will again comprise 75%, while the balance will be based on the attainment of the Company’s strategic goals. The 2018 financial metrics include diluted EPS with a 50% weighting, loan growth with a 15% weighting, deposit growth with a 15% weighting and, average quarterly non-performing assets to total assets with a 20% weighting.

The weighting of strategic objectives of 25% of the Corporate Goals, remained unchanged from 2017. These strategic goals are important measurement tools for the Company to continue to focus on its risk management practices and core business strategies. The goals will be focused in five strategic areas including risk management, bridge banking, core capabilities, expansion of services and talent management. Each of the corporate goals is assigned an equal weighting.

     Under the 2018 Performance-Based Bonus Plan, the Committee approved target incentives equal to 80% of salary for Ms. Oh and Mr. Krause and target incentives consistent with 2017 for the other NEOs.

The LTI awards granted in 2018 are subject to the satisfaction of the Company’s annual performance metrics for each year of the three-year period (January 1, 2018 through December 31, 2020), and are payable only at the end of the three-year period. At 100%, or “target,” achievement, the NEOs would earn the following equivalent amount in RSUs: Mr. Ng - $4,500,000; Mr. Guyett - $2,200,000; Ms. Oh - $700,000; Mr. Krause - $500,000; and Mr. Yen - $230,000. The specific performance metrics and performance standards are as follows:

•	The financial metrics used for the 2018 LTI awards are closely tied to the long-term financial performance of the Company. We continue to believe that ROA, ROE and TSR are significant metrics in measuring the Company’s long-term performance and effectively align management’s interest with that of our stockholders. Similar to prior awards, the 2017 LTI award goals are based on the Company’s ROA, ROE and TSR, measured against the KBW Nasdaq Regional Banking Index, our 2018 Long Term Performance Peer Group. The ROA and ROE goals each have a 37.5% weighting, and the TSR goal has a 25% weighting.

•	In order to earn 100% of the RSU award granted, the Company’s ROA, ROE and TSR must equal the 50th percentile of the Long Term Performance Peer Group in each of the three years. The threshold for earning any RSU award requires that the Company rank at least in the 30th percentile of the Long Term Performance Peer Group. At the 30th percentile, the RSU award is 50% of the “target” RSUs. If the Company does not achieve at least the 30th percentile, no RSU award will be earned. Awards will be earned on an interpolated schedule for performance between the 30th percentile at a 50% award value and the 50th percentile at 100% award value. A 200% award will be given for performance at or above the 80th percentile with the award interpolated between 100% at the 50th percentile and 200% at the 80th percentile.

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Other Compensation Policies and Information

In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. Over the years it has adopted policies, including those described below, to further align executive compensation with performance and what the Company believes is the best interest of the stockholders.

Clawbacks for Any Restatement; Executive Compensation Recovery Policy

The Company has adopted an Executive Compensation Recovery Policy for NEOs, which was approved by the Compensation Committee in 2012. Under this policy, all annual performance-based bonus payments and annual LTI awards that are based upon the Company’s financial performance may be subject to clawback in the event of a restatement of the Company’s financial statements. The clawback will be required without regard to the reason for the restatement, and the affected officers will be required to repay the Company the amount of any incentive payment or incentive award received in excess of what would have been paid based on the restated numbers.

Trading Restrictions; Pledging Stock

As provided in the Company’s Insider Trading Policy, it is against Company policy for any employee, including any executive officer, to engage in speculative transactions in Company securities, which include but are not limited to trades in puts or calls in Company securities or selling Company securities short. In addition, under our Governance Guidelines, it is against Company policy for NEOs to pledge their shares in the Company for any purpose.

No Tax Gross Ups

We do not provide for any tax gross ups of excise or other taxes on severance payments or in connection with a change in control.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code, as amended by the recently enacted Tax Cuts and Jobs Act of 2017, generally limits the tax deductibility of compensation paid by a public company to its CEO, CFO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. Prior to the amendment, there was an exception to the limit on deductibility for performance-based compensation meeting certain requirements. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed with respect to federal income taxes. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. Although the Company does consider the impact of this rule when making compensation decisions, Company policy does not require all executive compensation to be tax-deductible. In the interest of flexibility and overall benefit for the Company’s stockholders, the Compensation Committee will continue to facilitate the awarding of responsible but adequate executive compensation. The Company believes that all performance-based compensation paid in 2017 and that will be paid in future years pursuant to compensation decisions made in 2017 should be deductible under Section 162(m). Following the legislative changes after November 2, 2017 and based on uncertainties with regard to the application of Section 162(m), as amended, there can be no assurance that amounts paid over $1 million will be deductible under Section 162(m).

Compensation Program Risk Analysis

The Compensation Committee reviews the Company’s compensation policies and practices for our NEOs and other employees. The Committee has determined that our incentive compensation programs are not reasonably likely to have a material adverse effect on the Company. To conduct this review, the Company annually completes an inventory of its incentive compensation plans and policies. This evaluation covers a wide range of practices and policies including: the balanced mix between pay elements, short term and long term programs, caps on incentive payouts, governance controls in place to establish, review and approve goals, use of multiple performance measures, Compensation Committee discretion on individual awards, use of stock ownership guidelines, use and provisions in severance/change of control policies, use of the Executive Compensation Recovery Policy and Compensation Committee oversight of compensation programs.

The Compensation Committee also evaluated, along with the Company’s Chief Risk Officer, the conformity of the criteria and targets of our compensation program with the risk profile of the Company and whether the proposed goals or the structure of the awards might have the inadvertent effect of encouraging excessive risk or other undesirable behavior.

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Report by Compensation Committee

The following Compensation Committee Report is not deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the East West Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this 2018 Proxy Statement and be included by reference in its Annual Report on Form 10-K for the year ended December 31, 2017.

THE COMPENSATION COMMITTEE

Jack C. Liu, Chairman
Rudolph I. Estrada
Keith W. Renken

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The NEOs only receive compensation for services as executive officers and employees of the Bank, and no separate compensation is paid for their services to the Company. The table below and the accompanying footnotes summarize the 2017, 2016 and 2015 compensation for the NEOs (other than Mr. Guyett for whom only 2017 and 2016 compensation is shown as Mr. Guyett commenced employment with the Company in 2016):

Summary Compensation Table

									Change in
									Pension Value
									and
									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal		Salary		Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Position	Year	($)		($)	($) (1)	($)	($) (2)		($) (3)	($) (4)	($)
Dominic Ng	2017	1,165,385		-	4,146,023	-	2,067,600		-	55,076	7,434,084
Chairman and Chief	2016	1,000,000		-	3,740,175	-	3,820,000	(5)	-	111,490	8,671,665
Executive Officer	2015	1,000,000		-	4,119,935	-	3,810,000	(6)	-	110,586	9,040,521

Gregory L. Guyett	2017	750,000		-	2,280,338	-	1,292,250		-	30,361	4,352,949
President and Chief	2016	186,782	(7)	-	1,000,000	-	247,500	(7)	-	38,454	1,472,736
Operating Officer

Irene H. O h	2017	454,808		-	362,815	-	429,962		-	12,150	1,259,735
Executive Vice President	2016	425,700		-	327,282	-	401,865		-	13,562	1,168,409
and Chief Financial Officer	2015	403,090		-	257,501	-	366,257		-	13,475	1,040,323

Douglas P. Krause	2017	412,212		-	362,815	-	407,946		-	10,255	1,193,228
Executive Vice President,	2016	375,000		-	327,282	-	370,088		295,568	26,120	1,394,058
Chief Risk Officer,	2015	375,000		-	231,784	-	214,875		292,863	25,461	1,139,983
General Counsel and
Corporate Secretary

Andy Yen	2017	404,135		-	295,413	-	199,868		-	38,794	938,210
Executive Vice President	2016	395,594		-	257,156	-	192,000		-	45,389	890,139
and Head of International	2015	370,977		-	274,976	-	196,828		-	46,433	889,214
and Commercial Banking

(1)	Represents the aggregate grant date fair values of the RSUs and performance-based RSUs granted in 2017, 2016 and 2015 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation—Stock Compensation. See the Company’s Annual Report on Form 10-K, Note 14 - Stock Compensation Plans to the Company’s Consolidated Financial Statements for the year ended December 31, 2017 on the Company’s accounting for share-based compensation plans. With the exception of Mr. Guyett’s 2016 and Mr. Yen’s 2015 restricted stock unit awards, all other NEO equity awards are performance-based with payouts that depend on the probable outcome of the performance criteria and the price of the Company’s common stock on the award certification date. For the 2017 performance-based RSUs, assuming that the highest level of performance conditions will be achieved, the grant date fair value of the maximum awards for the NEOs would be as follows: Mr. Ng ($7,146,090), Mr. Guyett ($3,930,394), Ms. Oh ($625,348), Ms. Krause ($625,348), and Mr. Yen ($509,174).

(2)	Represents incentive compensation received in 2018, 2017 and 2016 related to fiscal years 2017, 2016 and 2015, respectively.

(3)	Includes the year-to-date change in the actuarial present value of the accumulated benefit under the SERP.

(4)	2017 “All Other Compensation” includes: Mr. Ng: (i) Financial planning and administrative services of $39,600, (ii) Company’s contributions under its 401(k) plan of $12,150, and (iii) use of Company provided car; Mr. Guyett: (i) Relocation benefit of $7,024, (ii) $12,000 in car allowance and (iii) Company’s contributions under its 401(k) plan of $11,337; Ms. Oh: Company’s contributions under its 401(k) plan of $12,150; Mr. Krause: Company’s contributions under its 401(k) plan of $10,255; Mr. Yen: (i) Car allowance of $18,000, (ii) Vacation cash-out of $9,615 and (iii) Company’s contributions under its 401(k) plan of $11,179. These amounts reflect the Company’s actual costs to provide the perquisites or other personal benefits to the NEOs.

(5)	Includes a performance-based cash award of $2,500,000 for Mr. Ng which was approved in July 2011, but not earned until March 2016. Mr. Ng received the payment in 2016 and it is therefore reported as part of his 2016 total compensation. Refer to “Compensation Discussion and Analysis – Section One – Overview and Compensation: Performance-Based Bonus" in the Proxy Statement for Annual Meeting of Stockholders held on May 22, 2012.

(6)	Includes a performance-based cash award of $2,500,000 for Mr. Ng which was approved in July 2011, but not earned until October 2015. Mr. Ng received the payment in 2015 and it is therefore reported as part of his 2015 total compensation. Refer to “Compensation Discussion and Analysis – Section One – Overview and Compensation: Performance-Based Bonus" in the Proxy Statement for Annual Meeting of Stockholders held on May 22, 2012.

(7)	Mr. Guyett's salary and non-equity incentive compensation for 2016 reflects the commencement of his employment in 2016 and the actual days employed by the Company.

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The table below summarizes the awards granted by the Compensation Committee to the NEOs in 2017:

2017 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Grant Date Fair
	Grant	Incentive Plan Awards (1)			Incentive Plan Awards (2)			Value of Equity
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Award ($) (3)
Dominic Ng	3/2/2017	600,000	1,200,000	2,400,000	36,631	73,261	146,522	4,146,023

Gregory L. Guyett	3/2/2017	375,000	750,000	1,500,000	20,147	40,294	80,588	2,280,338

Irene H. Oh	3/2/2017	161,000	322,000	644,000	3,206	6,411	12,822	362,815

Douglas P. Krause	3/2/2017	147,000	294,000	588,000	3,206	6,411	12,822	362,815

Andy Yen	3/2/2017	101,250	202,500	405,000	2,610	5,220	10,440	295,413

(1)	These grants show the potential payment for our NEOs under our formula-based Performance-Based Bonus Plan. Additional information regarding the Performance-Based Bonus Plan is discussed in the section “Compensation Discussion and Analysis - 2017 Compensation Decisions for Named Executive Officers” in this Proxy Statement. The actual payments the NEOs received are based upon the performance attained and are included in the Non-Equity Incentive Plan Compensation column in the "Summary Compensation Table" above.

(2)	Represents performance-based RSUs that cliff vest on March 2, 2020, assuming that the employee remains employed through such date. Vesting is subject to meeting pre-established performance goals over multiple performance periods with the last performance period ending on December 31, 2019. Dividends are accrued and paid at the time of vesting. Actual payout may range from zero to the maximum number of performance-based RSUs. Awards will be paid out 100% in stock in a number of shares equal to the number of performance-based RSUs vested. The target units represent the target number of performance-based RSUs granted on the grant date, and the Company's TSR, ROA and ROE performance at the 50th percentile compared to the performance of the banks comprising the KRX for each year, representing a payout of 100%. Threshold units represent the Company’s TSR, ROA and ROE performance at the 30th percentile compared to the KRX for each year, resulting in a payout of 50% of the target number of performance-based RSUs. Maximum units represent the Company’s TSR, ROA and ROE performance at the 80th percentile and above compared to the banks comprising the KRX for each year, resulting in a payout of 200% of the target number of performance-based RSUs. The actual percentage payout would be linearly interpolated between the 30th percentile of the TSR, ROA and ROE performance (50% payout), the 50th percentile of the TSR, ROA and ROE performance (100% payout) and the 80th percentile of the TSR, ROA and ROE performance (200% payout). TSR is weighted at 25%, ROA and ROE are weighted equally at 37.5% each.

(3)	The assumptions applied in determining the grant date fair value are the same as those set forth in footnote 1 to the Summary Compensation Table.

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The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2017. There were no outstanding option awards. With the exception of Mr. Guyett’s outstanding restricted stock unit awards granted in 2016 and Mr. Yen’s outstanding restricted stock unit awards granted in 2015, all of the outstanding equity awards are performance-based awards with payouts that depend on the outcome of the performance criteria and the price of the Company’s common stock on the award certification date. The performance-based awards have a term of three years, and will vest based on the achievement of the applicable performance criteria.

Outstanding Equity Awards at December 31, 2017

		Stock Awards
							Equity Incentive
					Equity Incentive		Plan Awards:
					Plan Awards:		Market or
					Number of		Payout Value of
		Number of		Market Value	Unearned		Unearned
		Shares or Units		of Shares or	Shares, Units or		Shares or Units
		of Stock That		Units of Stocks	Other Rights		of Stocks That
		Have Not		That Have Not	That Have Not		Have Not
Name	Grant Date	Vested (#) (1)		Vested ($) (2)	Vested (#)		Vested ($) (2)
Dominic Ng	2/27/2015	180,784	(3)	10,997,091	-		-
	3/1/2016	149,526	(4)	9,095,667	85,444	(4) (5)	5,197,559
	3/2/2017	48,841	(6)	2,970,998	97,681	(5) (6)	5,941,935

Gregory L. Guyett	10/3/2016	-		-	27,390	(7)	1,666,134
	3/2/2017	26,863	(6)	1,634,076	53,725	(5) (6)	3,268,092

Irene H. Oh	2/27/2015	11,300	(3)	687,379	-		-
	3/1/2016	13,085	(4)	795,961	7,477	(4) (5)	454,826
	3/2/2017	4,274	(6)	259,987	8,548	(5) (6)	519,975

Douglas P. Krause	2/27/2015	10,171	(3)	618,702	-		-
	3/1/2016	13,085	(4)	795,961	7,477	(4) (5)	454,826
	3/2/2017	4,274	(6)	259,987	8,548	(5) (6)	519,975

Andy Yen	2/27/2015	-		-	6,883	(8)	418,693
	3/1/2016	10,281	(4)	625,393	5,875	(4) (5)	357,376
	3/2/2017	3,480	(6)	211,688	6,960	(5) (6)	423,377

(1)	Represents grants of performance-based RSUs. The vesting of the performance-based RSUs is subject to meeting the three-year service condition from the grant date and pre-established performance goals in each of the three years ending December 31 of the respective fiscal year. Dividends are accrued on the performance RSUs and paid at the time of vesting.

(2)	The amounts shown represent the number of shares or units shown in the column immediately to the left multiplied by the closing price on December 29, 2017 of the Company’s common stock as reported on NASDAQ, which was $60.83.

(3)	This performance-based RSU granted on February 27, 2015 vested on March 8, 2018.

(4)	This performance-based RSU granted on March 1, 2016 cliff vests on March 1, 2019, assuming that the employee remains employed through such date.

(5)	Reflects the maximum potential payout, but the actual number of shares ultimately paid out may vary from the amount shown on the table, with the possibility of payout, ranging from no payout to maximum payout depending on the outcome of the performance criteria.

(6)	This performance-based RSU granted on March 2, 2017 cliff vests on March 2, 2020, assuming that the employee remains employed through such date.

(7)	Reflects RSUs granted on October 3, 2016 that will cliff vest on October 3, 2019, assuming that the employee remains employed through such date.

(8)	Reflects RSUs granted on February 27, 2015 that vested on February 27, 2018.

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The following table summarizes, for the NEOs, the option exercises and stock awards vested during 2017. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized are shown on a before-tax basis:

Option Exercises and Stock Vested in the 2017 Fiscal Year

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($) (1)
Dominic Ng	-	-	176,390	9,678,519
Gregory L. Guyett	-	-	-	-
Irene H. Oh	-	-	10,854	595,559
Douglas P. Krause	-	-	10,854	595,559
Andy Yen	-	-	6,784	372,238

(1)	The amount represents the number of shares vested multiplied by the closing price of the Company’s common stock on the NASDAQ on the vesting date. It excludes any reduction in value associated with the cancellation of shares for tax withholding purposes.

The following table summarizes information about NEO participation in our nonqualified Deferred Compensation Plan, which is described on page 40 above, in the “Retirement Programs and Perquisites” section. In 2017, there were no contributions made by the Company to the Deferred Compensation Plan for the benefit of any NEOs. Messrs. Guyett and Yen were the only NEOs who participated in the Deferred Compensation Plan during 2017.

Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in 2017	Withdrawals /	Aggregate Balance at
Name	2017 ($) (1)	2017 ($)	($) (2)	Distributions ($)	December 31, 2017 ($)
Dominic Ng	-	-	-	-	-
Gregory L. Guyett	576,923	-	10,039	-	586,962
Irene H. Oh	-	-	-	-	-
Douglas P. Krause	-	-	-	-	-
Andy Yen	194,327	-	3,185	-	197,512

(1)	The amounts included in this column are included in the Summary Compensation Table for 2017 as “Salary.”
(2)	Reflects hypothetical or “notional” gains on account balances based on the NEO’s selected investments.

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Retirement Plans

We have two retirement plans. Our 401(k) Plan (the “401(k) Plan”) is a qualified retirement plan under the Code and is open to all employees of the Company and its subsidiaries with at least three months of service.

We also have a Supplemental Executive Retirement Plan (“SERP”) which was established in 2001 in order to provide supplemental retirement benefits to certain employees whose contributions to the 401(k) Plan are limited under applicable Internal Revenue Service regulations. The SERP was also intended as a retention incentive to ensure the continued employment of the officers participating in the plan. As of December 31, 2017, none of our NEOs were participants in the SERP.

As part of the life insurance contracts purchased when the SERP was established, beneficiaries of the SERP participants would be entitled to a death benefit. Although Mr. Ng and Mr. Krause are not currently participants in the SERP, each was at the time it was established in 2001 and death benefits for their beneficiaries remain in effect. As of December 31, 2017, Mr. Ng’s beneficiaries would be entitled to death benefits of $21,580,000 and Mr. Krause’s beneficiaries would be entitled to death benefits of $7,740,000 under the SERP.

Employment Agreements and Potential Payments upon Termination or Change in Control

The Bank, the Company’s principal subsidiary, has entered into employment agreements with the NEOs. This is intended to ensure that the Bank will be able to maintain a stable and competent management base.

Chief Executive Officer

The Bank entered into an employment agreement with its CEO, Mr. Ng, in June 1998 in connection with the sale of the Bank by its prior stockholders (the “Ng Employment Agreement). The Ng Employment Agreement was reapproved by the Board and amended on March 8, 2018 to provide for a termination date of March 8, 2021. In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, use of a Company car, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Ng’s employment for any reason other than for Cause (as defined in the Ng Employment Agreement), or in the event of Mr. Ng’s resignation from the Bank upon (i) failure to re-elect him to his current offices; (ii) a material change in functions, duties or responsibilities; (iii) a relocation of his principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the employment agreement by the Bank; or (vi) his death or permanent disability, Mr. Ng, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement and (ii) three times the base salary currently in effect plus three times the preceding year’s bonus.

Under the assumption that Mr. Ng’s employment with the Company was terminated on December 31, 2017 for any reason other than Cause, he would be entitled to receive severance payments totaling $7,600,641. Also, if Mr. Ng’s employment with the Company was terminated for any reason other than Cause, his outstanding and unvested stock options, time-based and performance-based RSUs would become fully vested. If Mr. Ng’s employment with the Company was terminated for any reason other than Cause on December 31, 2017, the market value of his RSUs which would accelerate in vesting is $34,203,249.

President and Chief Operating Officer

On October 5, 2016, the Company announced the appointment of Mr. Guyett as the President and Chief Operating Officer of the Company and its wholly owned subsidiary, the Bank, starting October 5, 2016. In connection with his appointment, Mr. Guyett and the Bank entered into an employment agreement, effective October 3, 2016 (the “Guyett Employment Agreement”). The Guyett Employment Agreement has an initial term of two years and is subject to annual renewal thereafter as may be agreed by the Bank’s Board of Directors and Mr. Guyett. The Guyett Employment Agreement provides that Mr. Guyett will receive an annual base salary of $750,000, and will be eligible to participate in an annual performance-based cash incentive plan, with a target bonus opportunity of 100% of the annual base salary. Mr. Guyett will also be eligible to receive annual stock grants as approved by the Board of Directors.

Also, pursuant to the Guyett Employment Agreement, on October 3, 2016, Mr. Guyett received a grant of $1,000,000 of RSUs upon his hire, granted pursuant to the Equity Plan, with a three-year cliff vesting period (the “Sign-On RSU Grant”). In addition, Mr. Guyett is also entitled to participate in all employee benefit plans and perquisite arrangements available to senior executives, relocation assistance and allowances, business expense reimbursements, and an annual car allowance of $12,000 for business-related purposes.

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The Guyett Employment Agreement also provided that Mr. Guyett would receive, in March 2017, a grant of $2,200,000 of performance RSUs awarded pursuant to the Company’s 2016 Stock Incentive Plan (the “Equity Plan”), with a three-year cliff vesting period (the “Initial Performance RSU Grant”).

The Bank may terminate Mr. Guyett’s employment at any time for any reason or no reason at all, upon one month advance written notice. In the event of a termination of Mr. Guyett’s employment (i) by the Bank without Cause (as defined in the Guyett Employment Agreement and contingent upon Mr. Guyett’s execution and non-revocation of a general release of claim), (ii) by Mr. Guyett for Just Reason (as defined in the Guyett Employment Agreement) or (iii) if, without Mr. Guyett’s consent, (A) the Guyett Employment Agreement is not, whether initially or with respect to any subsequent renewal period, renewed or approved by the Bank’s Board of Directors (other than in connection with a for Cause event), and (B) within one month following the end of the then-current employment term, Mr. Guyett resigns from the Bank, Mr. Guyett shall be entitled to receive (1) a single lump sum severance amount as follows (a) an amount equal to two times Mr. Guyett’s then Annual Base Salary and (b) an amount equal to the annual cash bonus payout last received by Mr. Guyett and (2) any annual bonus earned but unpaid with respect to a performance year ending on or preceding the date of termination. Under the assumption that Mr. Guyett’s employment with the Company was terminated on December 31, 2017 for any reason other than Cause, he would be entitled to receive severance payments totaling $1,747,500.

In addition, the Initial Performance RSU grant, the Sign-On RSU Grant and any 2018 equity award shall continue to vest according to the grant date schedules, provided that, such performance RSUs will be settled based on performance unit goal achievement, except that if Mr. Guyett’s employment with the Company is terminated within two years after a Change of Control (as defined in the Guyett Employment Agreement), such performance RSUs will be settled as follows: (i) any performance RSUs for which the performance period has elapsed will continue to vest based on performance unit goal achievement, and (ii) any performance RSUs for which the performance period has not lapsed will be converted into time-based units based on the target performance level. The outstanding equity awards held by Mr. Guyett at December 31, 2017 are disclosed in the table on page 49 of this Proxy Statement.

In the event of a termination of Mr. Guyett’s employment as the result of his death or due to Disability (as defined in the Guyett Employment Agreement), Mr. Guyett or his beneficiary will be entitled to receive any annual bonus earned but unpaid with respect to a performance year ending on or proceeding the date of termination.

The Guyett Employment Agreement also provides that if Mr. Guyett’s employment terminates as a result of death or Disability, all unvested performance RSUs that have been granted prior to the date of death or Disability shall immediately vest. The market value of his performance RSUs which would have accelerated in vesting as a result of death or due to Disability on December 31, 2017 would have been $6,568,302.

Chief Financial Officer

On December 21, 2016, the Bank entered into an Executive Employment Agreement with its Chief Financial Officer, Ms. Oh (the “Oh Employment Agreement”). The Oh Employment Agreement, effective as of December 21, 2016, has an initial term of two years and is subject to annual renewal thereafter as may be agreed by the Bank’s Board of Directors and Ms. Oh.

The Oh Employment Agreement provides that Ms. Oh will receive an Annual Base Salary of $430,000, subject to periodic review and increase, and will be eligible to participate in an annual performance-based cash incentive plan, with a target bonus opportunity of 60% of the annual base salary. However, any actual bonus for any given year will be determined and paid in accordance with the Bank’s annual bonus plan arrangements applicable to senior executives generally. Ms. Oh will also be eligible to receive annual stock grants as approved by the Board of Directors. In addition, Ms. Oh will be entitled to participate in all employee benefit plans and perquisite arrangements available to senior executives of the Bank and shall receive reimbursement of reasonable business expenses. Ms. Oh’s employment with the Bank may be terminated by the Bank with or without Cause (as defined in the Oh Employment Agreement), in the event of disability (as defined in the Oh Employment Agreement) or death.

The Bank may terminate Ms. Oh’s employment with the Bank at any time without Cause, for any reason or no reason at all, upon one month advance written notice. In addition, it shall be considered termination without Cause by the Bank if (1) Ms. Oh terminates her employment for Just Reason (as defined in the Oh Employment Agreement) or if (2) without Ms. Oh’s consent, (a) the Oh Employment Agreement is not, whether initially or with respect to any subsequent renewal period, renewed or approved by the Bank’s Board of Directors (other than in connection with a for Cause event), and (b) within one month following the end of the then-current employment term, Ms. Oh resigns from the Bank.

In the event of a termination of Ms. Oh’s employment by the Bank without Cause, and contingent upon Ms. Oh’s execution and non-revocation of a general release of claims, the Bank shall pay to Ms. Oh the following: (1) a single lump sum amount (Severance Pay as defined in the Oh Employment Agreement) consisting of an amount equal to two times of Ms. Oh’s then annual base salary and an amount equal to the annual cash bonus payout last received by Ms. Oh; and (2) any annual bonus earned but unpaid with respect to a performance year ending on or preceding the date of termination. Under the assumption that Ms. Oh’s employment with the Company

52

was terminated on December 31, 2017 for any reason other than Cause, she would be entitled to receive severance payments totaling $1,321,865.

In addition, any equity awards would continue to vest according to the grant date schedules, provided that, performance RSUs will be settled based on performance unit goal achievement, except that if such termination of employment occurs within two (2) years after a Change of Control (as defined in the Oh Employment Agreement), any performance RSUs will be settled as follows: (1) any RSUs for which the performance period has elapsed will continue to vest based on performance unit goal achievement, and (2) any RSUs for which the performance period has not lapsed will be converted into time-based units based on the target performance level. The outstanding equity awards held by Ms. Oh as of December 31, 2017 are disclosed in the table on page 49 of this Proxy Statement.

In the event of a termination of Ms. Oh’s employment as the result of her death or due to Disability (as defined in the Oh Employment Agreement), Ms. Oh or her beneficiary will be entitled to receive (1) the Accrued Obligations and (2) any annual bonus earned but unpaid with respect to a performance year ending on or preceding the date of termination. The Oh Employment Agreement also provides that if Ms. Oh’s employment terminates as a result of death or Disability, all unvested performance RSUs that have been granted prior to the date of death or Disability shall immediately vest. The market value of her performance RSUs which would have accelerated in vesting as a result of her death or Disability on December 31, 2017 would have been $2,718,128.

Chief Risk Officer, General Counsel and Corporate Secretary

The Bank entered into an employment agreement with its Chief Risk Officer, General Counsel and Corporate Secretary, Mr. Krause, in 1999 (the “Krause Employment Agreement”). The Krause Employment Agreement was reapproved by the Board of Directors and amended on March 8, 2018 to provide for a termination date of March 8, 2021. In addition to a base salary and bonus to be determined annually, the Krause Employment Agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Krause’s employment for any reason other than for Cause (as defined in the Krause Employment Agreement), or in the event of Mr. Krause’s resignation from the Bank upon (i) a material change in functions, duties or responsibilities; (ii) a relocation of the principal place of his employment by more than 25 miles; (iii) liquidation or dissolution of the Bank; (iv) a breach of the employment agreement by the Bank; or (v) his death or permanent disability, Mr. Krause, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (x) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement and (y) three times the base salary currently in effect plus three times the preceding year’s bonus.

Under the assumption that Mr. Krause’s employment with the Company was terminated on December 31, 2017, for any reason other than Cause, he would be entitled to receive severance payments totaling $2,411,478. Also, if Mr. Krause’s employment with the Company was terminated for any reason other than Cause, his outstanding and unvested time-based and performance-based RSUs would become fully vested. If Mr. Krause’s employment with the Company was terminated for any reason other than Cause on December 31, 2017, the market value of his RSUs which would have accelerated in vesting is $2,649,451.

There is no employment contract with Mr. Krause that provides for any payments or early vesting of any stock options, or any RSUs upon a change of control.

Head of International and Commercial Banking

The Bank entered into an employment agreement with its Head of International and Commercial Banking, Mr. Yen, in 2005 (the “Yen Employment Agreement”). In addition to a base salary and bonus to be determined annually, the Yen Employment Agreement provides for, among other things, an automobile allowance of not less than $850 per month, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Yen’s employment for any reason other than for Cause, he will receive a severance payment of six month’s base salary. In addition, the Yen Employment Agreement provides for severance of two times current salary if he is terminated within 12 months of a change of control or if he resigns within 12 months of a change of control upon (i) reduction in his base salary, or automobile allowance, (ii) a material reduction in this duties; or (iii) a relocation of the principal place of his employment by more than 35 miles.

Under the assumption that Mr. Yen’s employment with the Company was terminated on December 31, 2017, for any reason other than Cause, he would be entitled to receive severance payments totaling $202,500 or, in the case of a termination in relation to a change in control as described above, $810,000.

53

Pursuant to the terms of our 2016 Stock Incentive Plan, in the event Mr. Yen’s employment is terminated without Cause following a change of control, his outstanding unvested performance-based RSUs will vest and awards which performance cycles have yet to be completed will vest assuming target performance is achieved. If Mr. Yen’s employment with the Company was terminated for any reason other than Cause following a change in control on December 31, 2017, the market value of his RSUs which would have accelerated in vesting is $1,646,151.

There is no employment contract with Mr. Yen that provides for any payments or early vesting of any stock options, or any RSUs upon a change of control.

CEO to Median Employee Pay Ratio

We are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of Mr. Ng, our Chairman and CEO.

For the year ended December 31, 2017, the annual total compensation of our CEO was $7,434,083 as shown on the Summary Compensation Table. The annual total compensation of our median employee for 2017, excluding the CEO, was $85,333, resulting in a ratio of 87 to 1, which is a reasonable estimate calculated in a manner consistent with the applicable rules.

In determining the median employee, we identified and included all U.S. based employees of East West Bank, other than the CEO who were employed with us as of December 31, 2017. Further, we also included all employees of East West Bank outside of the U.S. based in Hong Kong and Taiwan who were employed with us as of December 31, 2017. The U.S., Hong Kong and Taiwan based employees represented 96% of our 2,953 total employees. We excluded our employees of East West Bank (China) Limited, our wholly owned subsidiary in China and other employees based in China, totaling 120 or 4% of our total employees. As of December 31, 2017, the Company had 2,746 U.S. based employees and 207 non-U.S. employees.

Our definition of “total compensation,” for purposes of calculating this ratio, includes total cash compensation paid during 2017 (excluding 401(k) deferrals and over-time wages) and the grant date fair value of restricted stock units (or RSU equivalents) awarded in 2017. We did not annualize the compensation for any employees that were not employed by us for all of 2017 or make any full-time equivalent adjustments for part-time employees. For our non-U.S. employees who were included in this calculation, we used the foreign exchange rates applicable as of December 31, 2017 in order to convert their total compensation into U.S. dollars. After determining our median employee, we then calculated such employee’s annual total compensation, in a manner consistent with the requirements of Item 402(c), for purposes of calculating the ratio presented above.

Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. Liu, Estrada, and Renken each served as a member of the Compensation Committee. None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

Except as provided herein, there are no existing or proposed material transactions between the Company or the Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons. During 2017, none of our executive officers served on the board of directors or as a member of the compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of the Board or the Compensation Committee.

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Proposal 2: Advisory Vote to Approve Executive Compensation

Proposal Snapshot

•         What am I voting on?

Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, the compensation of the Named Executive Officers for 2017 as described in the “Compensation Discussion and Analysis” section beginning on page 28 and the Compensation Tables section beginning on page 47.

•         Voting recommendation:

FOR the advisory vote to approve executive compensation. The Compensation Committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We currently hold our Say-on-Pay vote every year.

We believe that the information provided in “Compensation Discussion and Analysis” beginning on page 28 demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. The sustained success of the Company’s customer focus and bridge banking model between East and West is reflected in the following key metrics:

•      Eighth Consecutive Year of Record Earnings: Our full year 2017 net income was $506 million, which grew by 17% year-over-year from $432 million in 2016. Our diluted earnings per share (“EPS”) for the full year of 2017 was $3.47, which is an increase of $0.50 or 17% from $2.97 in 2016.

•      Strong Financial Performance: Our full year 2017 ROA of 1.41% and ROE of 13.71% were in the top 10% of publicly traded banks in the United States.1

•      Among Best Banks in America: Ranked #5 of the 100 Best Banks in America by Forbes in 2018, ranked in the Top 15 since 2010.2

•      Record Assets: Total assets grew 7% year over year, to reach a record $37.2 billion as of December 31, 2017.

•      Record Loans: Total loans grew $3.6 billion, or 14%, to a record $29.1 billion as of December 31, 2017, from $25.5 billion as of December 31, 2016, and at an annualized rate of 13% over the past ten years.

•      Record Deposits: Total deposits grew $2.3 billion, or 8%, to a record $32.2 billion as of December 31, 2017, from $29.9 billion as of December 31, 2016, and at an annualized rate of 16% over the past ten years.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of our named executive officers as reflected in this Proxy Statement and as disclosed pursuant to Item 402 of Regulation S-K, which disclosure includes the compensation discussion and analysis, the compensation tables, narratives and all related material.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee will consider the vote results when evaluating our compensation policies and practices in the future. Currently, we expect to hold an advisory vote on the compensation paid to our NEOs each year and expect that the next such vote will occur at our annual stockholder meeting next year in 2019

1 Source: S&P Global Market Intelligence, a division of S&P Global.

2 Forbes article dated January 10, 2018.

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RATIFICATION OF AUDITORS

Proposal 3: Ratification of Auditors

Proposal Snapshot

•     What am I voting on?

Stockholders are being asked to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If the stockholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

•     Voting recommendation:

FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

KPMG LLP has been approved by the Audit Committee of the Company to be the independent registered public accounting firm of the Company for the 2018 fiscal year. The stockholders are being asked to ratify the selection of KPMG LLP. If the stockholders do not ratify such selection by the affirmative vote of a majority of the votes cast, the Audit Committee will reconsider its selection. Under applicable SEC regulations, the selection of the independent registered public accounting firm is solely the responsibility of the Audit Committee.

Representatives from the firm of KPMG LLP will be present at the Annual Meeting to respond to stockholders’ questions and will be given the opportunity to make a statement if they desire to do so.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following is a description of the fees earned by KPMG LLP for services rendered to the Company for the years ended December 31, 2017 and December 31, 2016.

	2017	2016
Audit Fees(a)	$2,871,596	$2,935,207
Audit-Related Fees(b)	34,830	24,495
Tax Fees(c)	104,865	7,500
All Other Fees(d)	60,332	12,050
	$3,071,623	$2,979,252

(a)	Audit fees consist of fees for professional services rendered by KPMG for the audit of the Company’s consolidated financial statements in the Form 10-K and review of the consolidated financial statements included in the Form 10-Qs, including services normally provided by an accountant in connection with statutory and regulatory filings or engagements.
(b)	Audit-related fees consist of fees for certain professional services provided by KPMG Hong Kong in connection with the review of regulatory filings for the Bank’s Hong Kong branch.
(c)	Tax fees include fees for tax compliance, planning and advisory services.
(d)	For 2017, all other fees consisted of professional services provided by KPMG to review the Company’s internal audit function. For 2016, all other fees included fees for continuing professional education services.

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Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC rules regarding auditor independence, the Audit Committee is responsible for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Exchange Act, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm, except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.

Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

Tax services include compliance and other non-advisory services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.

As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.

Report by Audit Committee

The following Report by Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by Audit Committee therein.

The Audit Committee operates pursuant to a written charter most recently adopted by the Company’s Board on February 23, 2018. The Company’s Audit Committee Charter is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations — Corporate Information — Committee Charting. The Audit Committee held nine meetings during the fiscal year ended December 31, 2017. These meetings were attended by all members of the Audit Committee. The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent registered public accounting firm and determines whether to re-engage the current independent registered public accounting firm. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, and the independent registered public accounting firm’s capabilities, technical expertise and knowledge of the Company’s operations and industry.

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Based on this evaluation, the Audit Committee has retained KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year. The members of the Audit Committee and the Board believe that, due to KPMG LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of KPMG LLP to serve as the Company’s independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint independent registered public accounting firm, the Audit Committee will continue to recommend that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm.

In performing its function, the Audit Committee has among other tasks:

•	reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2017 with management and with the independent registered public accounting firm;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•	received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed, with the independent registered public accounting firm, their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

THE AUDIT COMMITTEE

Lester Sussman, Chairman
Molly Campbell
Rudolph I. Estrada
Keith Renken

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OTHER INFORMATION

Stock Ownership of Principal Stockholders, Directors and Management

The following table presents the beneficial ownership of the Company’s Common Stock as of March 29, 2018, by (i) each person or entity known to the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) the directors and director nominees, (iii) the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three highest compensated executive officers whose total annual compensation in 2017 exceeded $100,000, and (iv) all directors and executives, as a group:

Name and Address of Beneficial Owner	Common Stock Number of Shares Beneficially Owned	Percent of Class
5% Holders
BlackRock, Inc. (1)	13,767,215	9.5%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(2)	12,847,256	8.9%
100 Vanguard Boulevard
Malvern, PA 19355
State Street Corporation (3)	7,507,298	5.19%
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Directors and Named Executive Officers (4)
Molly Campbell	5,448	*
Iris S. Chan	20,301	*
Rudolph I. Estrada	15,475	*
Gregory L. Guyett	30	*
Paul H. Irving	25,137	*
Douglas P. Krause	54,055	*
Herman Y. Li	40,130	*
Jack C. Liu	21,599	*
Dominic Ng (5)	619,986	*
Irene H. Oh	47,744	*
Keith W. Renken (6)	75,833	*
Lester M. Sussman	8,546	*
Andy Yen	45,098	*
All Directors and Executive Officers, as a group (13 persons)	979,382	*

*  Less than 1%.

(1)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2017, based on the Schedule 13G/A filed by BlackRock, Inc. on January 23, 2018. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power with respect to 12,922,851 shares and sole dispositive power with respect to 13,767,215 shares of the Company’s common stock.

(2)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2017, based on the Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2018. According to the Schedule 13G/A, Vanguard Group, Inc. has sole voting power with respect to 106,603 shares, shared voting power with respect to 24,672 shares, sole dispositive power with respect to 12,719,955 shares and shared dispositive power with respect to 127,301 shares of the Company’s common stock.

(3)	Represents shares of the Company’s common stock beneficially owned as of December 31, 2017, based on the Schedule 13G filed by State Street Corporation (“State Street”), on February 14, 2018. According to the Schedule 13G, State Street has shared voting power with respect to 7,507,298 shares and shared dispositive power with respect to 7,507,298 shares of the Company’s common stock.

(4)	Excludes time-based or performance-based restricted stock units (“RSUs”) that were not vested as of March 29, 2018. There were no time-based or performance-based RSUs that are expected to vest within 60 days from March 29, 2018.

(5)	53,000 of these shares are held in two trusts, for the benefit of family members, for which Mr. Ng has voting and investment power.

(6)	32,000 of these shares are owned by a partnership for which Mr. Renken, as a partner, has voting and investment power.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and any persons holding more than ten percent of a registered class of the Company’s equity securities file with the SEC and each exchange on which the Common Stock is publicly listed, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and stockholders holding greater than ten percent are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports on Forms 3, 4, and 5 provided during the fiscal year ended December 31, 2017, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

Proposals of Stockholders

Proposals of stockholders intended to be included in the proxy materials for the 2019 annual meeting of stockholders must be received by the Secretary of East West Bancorp, Inc. 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101 by December 19, 2018 (120 days prior to the anniversary of this year’s April 18, 2018 mailing date).

Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the Proxy Statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2019 Annual Meeting of stockholders is March 4, 2019 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal without discussion when and if the proposal is raised at the 2019 annual meeting of stockholders.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

Annual Report on Form 10-K

Our financial statements for the fiscal year ended December 31, 2017 are included in our Annual Report on Form 10-K, which was filed with the SEC and which we will make available to stockholders at the same time as this Proxy Statement. Our annual report and this Proxy Statement are posted on our website at www.eastwestbank.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report and any exhibits thereto without charge by sending a written request to Investor Relations, East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 will be mailed to all stockholders. The annual report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2017, and the report thereon of KPMG LLP, the Company’s independent registered public accounting firm.

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Other Business

Management knows of no business, which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the Proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board and authority to do so is included in the Proxy.

EAST WEST BANCORP, INC.

DOUGLAS P. KRAUSE
Corporate Secretary
Pasadena, California
April 18, 2018

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 EAST WEST BANCORP, INC. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. A 1. Election of Directors. The election of all directors to serve until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified Nominees: + For Withhold 01 - Molly Campbell 04 - Paul H. Irving 07 - Dominic Ng For Withhold 02 - Iris S. Chan 05 - Herman Y. Li 08 - Lester M. Sussman For Withhold 03 - Rudolph I. Estrada 06 - Jack C. Liu For Against Abstain 2. Advisory Vote to Approve Executive Compensation. An advisory vote to approve executive compensation. For Against Abstain 3. Ratification of Auditors. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018. 4. Other Business. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X + 02SLXA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — EAST WEST BANCORP, INC. Annual Meeting of Stockholders – Thursday, May 24, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned stockholder(s) of East West Bancorp, Inc. (the “Company”) hereby nominates, constitutes and appoints Irene Oh and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 135 N. Los Robles Ave., 6th Floor, Pasadena, California at 2:00 p.m., Pacific Time, on Thursday, May 24, 2018, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows and, in their discretion, to vote and act upon such other business as may properly come before the Meeting: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (ELECTION OF DIRECTORS); “FOR” PROPOSAL 2 (ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION); “FOR” PROPOSAL 3 (RATIFICATION OF AUDITORS). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXY HOLDERS IN THEIR DISCRETION IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS. THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE. (Continued and to be marked, dated and signed, on the other side)